    As filed with the Securities and Exchange Commission on February 6, 2006

                                                  Registration No. 333-_________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        SUPERCONDUCTIVE COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)

            OHIO                         2899                   31-1210318
(State or other jurisdiction      (Primary standard           (IRS employer
      of incorporation                industrial          identification number)
      or organization)          classification number)

                                   ----------

                               2839 Charter Street
                              Columbus, Ohio 43228
                                 (614) 486-0261
          (Address and telephone number of principal executive offices)

                                   ----------

                               2839 Charter Street
                              Columbus, Ohio 43228
                    (Address of principal place of business)

                                   ----------

                     Daniel Rooney, Chief Executive Officer
                        Superconductive Components, Inc.
                               2839 Charter Street
                              Columbus, Ohio 43228
                                 (614) 486-0261
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:

                            Curtis A. Loveland, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                          Telephone No. (614) 227-2000
                          Telecopier No. (614) 227-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

================================================================================

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM
   SECURITIES TO BE       PROPOSED AMOUNT   OFFERING PRICE PER    PROPOSED MAXIMUM    AMOUNT OF REGISTRATION
      REGISTERED         TO BE REGISTERED        SHARE (1)       OFFERING PRICE (1)            FEE
----------------------   ----------------   ------------------   ------------------   ----------------------
Common Stock, no
   par value                 2,281,253             $3.75            $8,554,698.75             $915.36

(1) This price is used solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act and is estimated, based on the high and low prices of the common stock on February 3, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2006.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                        SUPERCONDUCTIVE COMPONENTS, INC.

                        2,281,253 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 2,281,253 shares of our common stock by persons who have purchased shares of our common stock or who may purchase shares of our common stock through the exercise of warrants as more fully described herein. The aforementioned persons are sometimes referred to in this prospectus as the Selling Shareholders. The prices at which the Selling Shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the Selling Shareholders.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol SCCI. On February 6, 2006, the last reported sale price for our common stock as reported on the Over-The-Counter Bulletin Board was $4.95 per share.

The mailing address for the Company's principal executive offices is 2839 Charter Street, Columbus, Ohio 43228. The phone number for Company's principal executive offices is (614) 486-0261.

                                   ----------

Each selling shareholder may be considered an "underwriter" within the meaning of the Securities Act of 1933, as amended.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

               The date of this prospectus is [February __, 2006.]

                                TABLE OF CONTENTS

Prospectus Summary........................................................     2
Risk Factors..............................................................     4
Use of Proceeds...........................................................     7
Cautionary Note Regarding Forward-Looking Statements......................     7
Selling Shareholders......................................................     8
Plan of Distribution......................................................    11
Our Management............................................................    12
Security Ownership of Certain Beneficial Owners and Management............    15
Description of Securities.................................................    17
Interest of Named Experts and Counsel.....................................    19
Disclosure of Commission Position on Indemnification......................    19
Description of Business...................................................    20
Additional Information....................................................    25
Management's Discussion and Analysis of Financial Condition
and Results of Operations.................................................    26
Description of Property...................................................    34
Certain Relationships and Related Transactions............................    34
Market for Common Equity and Related Shareholder Matters..................    36
Executive Compensation....................................................    37
Legal Opinion.............................................................    38
Experts...................................................................    39
Index to Financial Statements.............................................   F-1

UNLESS OTHERWISE SPECIFIED, THE INFORMATION IN THIS PROSPECTUS IS SET FORTH AS OF FEBRUARY 6, 2006, AND WE ANTICIPATE THAT CHANGES IN OUR AFFAIRS WILL OCCUR AFTER SUCH DATE. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. IF ANY PERSON GIVES YOU ANY INFORMATION OR MAKES REPRESENTATIONS IN CONNECTION WITH THIS OFFER, DO NOT RELY ON IT AS INFORMATION WE HAVE AUTHORIZED. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

                               PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the "company," "we," "us," and "our," we mean Superconductive Components, Inc., an Ohio corporation. This prospectus contains forward-looking statements and information relating to Superconductive Components, Inc. See Cautionary Note Regarding Forward Looking Statements on page 7.

OUR COMPANY

Our company was incorporated on May 29, 1987, to develop, manufacture and market products based on or incorporating high temperature superconductive ("HTS") materials. HTS materials are complex metal oxides - ceramics of certain stoichiometries (chemical mixture ratios), which exhibit superconducting phenomena when cooled to at least -196(degrees) Centigrade.

The Company presents itself to the market as SCI Engineered Materials, an operating unit of Superconductive Components, Inc. We control the manufacturing process and measure performance in terms of sales, in two categories, Ceramics and Metals, as the products sold are easily separable into these categories. The performance measurements made in these two categories are, however, not conducive to segment reporting as there are many shared operating expenses relating to the production of both Ceramic and Metals that cannot be attributed solely to one or the other.

We view our business as supplying ceramic and metal materials to a variety of industrial applications including: HTS, Photonics/Optical, and Thin Film Batteries. The production and sale of High Temperature Superconducting (HTS) materials was the initial focus of our operations and these materials continue to be a part of our development efforts. We continue to work with private companies and government agencies to develop new and improved products for future applications of HTS Materials.

Optical/Photonics currently represents the largest market for our materials. Our customers are device manufacturers who are regularly identifying new materials that improve the utility of optical/photonics coating. This includes materials that improve the ability of optical/photonics coatings to focus or filter light, and coatings that improve wear and chemical attack resistance, all of which increases the potential demand for the types and amounts of materials that we sell in this market. Photonic applications continue to expand as new methods are found to manipulate light waves to enhance the various properties of light the device manufacturers are seeking.

Thin Film Battery materials is a developing market where manufacturers of batteries use these materials to produce very small power supplies, with small quantities of stored energy. A typical Thin Film Battery would be produced via Physical Vapor Deposition (PVD) with five or more thin layers. These batteries are often one centimeter square but only 15 microns thick. Potential applications for these batteries include, but are not limited to: active RFID tags, battery on chip, portable electronics, and medical implant devices.

THE OFFERING

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission with respect to the securities offered in this prospectus. Following the effective date of the Registration Statement, the Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange, market or trading facility on which the registered shares are traded or in private transactions. These sales may be at fixed or negotiated prices. However, the Selling Stockholders listed in this prospectus may choose not to sell any of their registered shares, and may have no intention of selling any securities offered pursuant to this prospectus in the near future. Additionally, we have no reason to believe that any Selling Shareholder has entered into an agreement, or made a commitment to sell any securities offered in this prospectus.

Common stock offered by the
Selling Shareholders..........   2,281,253 shares

Termination of the offering...   The offering will conclude when all of the
                                 2,281,253 shares of common stock have been
                                 sold, the shares no longer need to be
                                 registered or we decide to terminate the
                                 registration of the shares.

Terms of the offering.........   The Selling Shareholders will determine when
                                 and how they will sell the common stock offered
                                 in this prospectus.

Common stock outstanding
as of February 6, 2005........   3,425,915 shares

Use of Proceeds...............   We will not receive any proceeds from the sale
                                 of the common stock.

AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 4.

                                  RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

WE HAVE EXPERIENCED SIGNIFICANT OPERATING LOSSES IN THE PAST AND MAY CONTINUE TO DO SO IN THE FUTURE.

We commenced business in May of 1987. Our accumulated deficit since inception was $8,128,841 (unaudited) at September 30, 2005.

We have financed the losses primarily from additional investments and loans by our major shareholders and private offerings of common stock and warrants to purchase common stock in 2004 and 2005. We cannot assure you, however, that we will be able to raise additional capital in the future to fund our operations.

WE HAVE LIMITED MARKETING AND SALES CAPABILITIES.

To successfully market our products, we must continue to develop appropriate marketing, sales, technical, customer service and distribution capabilities, or enter into agreements with third parties to provide these services. Our failure to develop these capabilities or obtain third-party agreements could adversely affect us.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL.

Our success depends in large part on our ability to attract and retain highly qualified management, administrative, manufacturing, sales, and research and development personnel. Due to the specialized nature of our business, it may be difficult to locate and hire qualified personnel. The loss of the services of one of our executive officers or other key personnel, or our failure to attract and retain other executive officers or key personnel, could have a material adverse effect on our business, operating results and financial condition. Although we have been successful in planning for and retaining highly capable and qualified successor management in the past, there can be no assurance that we will be able to do so in the future.

WE MAY NEED TO SEEK ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY REDUCE THE VALUE OF OUR COMMON STOCK.

We have incurred substantial operating losses through September 30, 2005, which could require us to seek additional capital in the future. There is no assurance that new capital will be available or that it will be available on terms that will not result in substantial dilution or reduction in value of our common stock.

OUR COMPETITORS HAVE FAR GREATER FINANCIAL AND OTHER RESOURCES THAN WE HAVE.

The market for Thin Film Materials is a substantial market with significant competition in both ceramic and metal materials. While we believe that our products enjoy certain competitive advantages in design, function, quality, and availability, considerable competition exists from well-established firms, which have more resources than we have.

In addition, a significant portion of our business is in the very competitive market for sputtering targets made of ceramics, metals, and alloys. We face substantial competition in this area from companies with far greater financial and other resources than we have. We cannot assure you that developments by others will not render our products or technologies obsolete or less competitive.

GOVERNMENT CONTRACTS MAY BE TERMINATED OR SUSPENDED FOR NONCOMPLIANCE OR OTHER EVENTS BEYOND OUR CONTROL.

The government may cancel virtually all of our government contracts, which are terminable at the option of the government. While we have complied with applicable government rules and regulations and contract provisions in the past, we could fail to comply in the future. Noncompliance with government procurement regulations or contract provisions could result in the termination of government contracts.

The termination of our significant government contracts or the adoption of new or modified procurement regulations or practices could adversely affect us.

Inventions conceived or actually reduced to practice under a government contract generally result in the government obtaining a royalty-free, non-exclusive license to practice the invention. Similarly, technologies developed in whole or in part at government expense generally result in the government obtaining unlimited rights to use, duplicate or disclose technical data produced under the contract. These licenses and rights may result in a loss of potential revenues or the disclosure of our proprietary information, either of which could adversely affect us.

OUR REVENUES DEPEND ON PATENTS AND PROPRIETARY RIGHTS THAT MAY NOT BE
ENFORCEABLE.

We rely on a combination of patent and trademark law, license agreements, internal procedures and nondisclosure agreements to protect our intellectual property. These may be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our products may be produced or sold do not protect our intellectual property rights to the same extent as the laws of the United States. Our failure to protect our proprietary information could adversely affect us.

RIGHTS WE HAVE TO PATENTS AND PENDING PATENT APPLICATIONS MAY BE CHALLENGED.

We have received from the United States Patent and Trademark Office a patent for Fine-Particle Bi-Sr-Ca-Cu-O Having High Phase Purity made by a Chemical Precipitation and Low-Pressure Calcination method, and have also received a patent for a process to join two individual strongly linked super-conductors utilizing a melt processing technique. In the future, we may submit additional patent applications covering various applications. The patent application we filed and patent applications that we may file in the future may not result in patents being issued, and any patents issued may not afford meaningful protection against competitors with similar technology, and may be challenged by third parties. Because U.S. patent applications are maintained in secret until patents are issued, and because publications of discoveries in the scientific or patent literature tend to lag behind actual discoveries by several months, we may not be the first creator of inventions covered by issued patents or pending patent applications or the first to file patent applications for such inventions. Moreover, other parties may independently develop similar technologies, duplicate our technologies or, if patents are issued to us or rights licensed by us, design around the patented aspects of any technologies we developed or licensed. We may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of inventions, which could result in substantial costs. Litigation may also be necessary to enforce any patents held by or issued to us or to determine the scope and validity of others' proprietary rights, which could result in substantial costs.

THE RAPID RATE OF INVENTIONS AND DISCOVERIES IN THE SUPERCONDUCTIVITY FIELD HAS RAISED MANY UNRESOLVED PATENT ISSUES THAT MAY NEGATIVELY AFFECT OUR BUSINESS.

The claims in granted patents often overlap and there are disputes involving rights to inventions claimed in pending patent applications. As a result, the patent situation in the high temperature superconductor field is unusually complex. It is possible that there will be patents held by third parties relating to our products or technology. We may need to acquire licenses to design around or successfully contest the validity or enforceability of those patents. It is also possible that because of the number and scope of patents pending or issued, we may be required to obtain multiple licenses in order to use a single material. If we are required to obtain multiple licenses, our costs will increase. Furthermore, licenses may not be available on commercially reasonable terms or at all. The likelihood of successfully contesting the validity or enforceability of those patents is also uncertain; and, in any event, we could incur substantial costs in defending the validity or scope of our patents or challenging the patents of others.

THE RAPID TECHNOLOGICAL CHANGES OF OUR INDUSTRY MAY ADVERSELY AFFECT US IF WE DO NOT KEEP PACE WITH ADVANCING TECHNOLOGY.

The thin film market is characterized by rapidly advancing technology. Our success depends on our ability to keep pace with advancing technology and processes and industry standards. To date, we have focused our development efforts on powders and targets. We intend to continue to develop and integrate advances in the thin film coatings industry. However, our development efforts may be rendered obsolete by research efforts and technological advances made by others, and materials other than those we currently use may prove more advantageous.

DEVELOPMENT STAGE OF OUR PRODUCTS AND UNCERTAINTY REGARDING DEVELOPMENT OF MARKETS.

Some of our products are in the early stages of commercialization and we believe that it will be several years before products will have significant commercial end-use applications, and that significant additional development work may be necessary to improve the commercial feasibility and acceptance of its products. There can be no assurance that we will be able to commercialize any of the products currently under development.

To date, there has been no widespread commercial use of High Temperature Superconductive (HTS) products. Additionally, the market for the Thin Film Battery materials is still in its nascent stages.

THE MARKET FOR OUR COMMON STOCK IS LIMITED, AND AS SUCH OUR SHAREHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES WHEN DESIRED OR AT ATTRACTIVE MARKET PRICES.

Our stock price and our listing may make it more difficult for our shareholders to resell shares when desired or at attractive prices. In 2001, our stock began trading on The Over the Counter Bulletin Board ("OTC Bulletin Board"). Nevertheless, our common stock has continued to trade in low volumes and at low prices. Some investors view low-priced stocks as unduly speculative and therefore not appropriate candidates for investment. Many institutional investors have internal policies prohibiting the purchase or maintenance of positions in low-priced stocks. This has the effect of limiting the pool of potential purchases of our common stock at present price levels. Shareholders may find greater percentage spreads between bid and asked prices, and more difficulty in completing transactions and higher transaction costs when buying or selling our common stock than they would if our stock were listed on a major stock exchange, such as The New York Stock Exchange or The Nasdaq National Market.

Additionally, the market prices for securities of superconductive material companies have been volatile throughout our existence. Historical trading characteristics for public companies in this industry include limited market support, low trading volume, and wide spreads (on a percentage basis) between the bid and ask prices. Announcements regarding product developments, technological advances, significant customer orders, and financial results significantly influence per share prices.

OUR COMMON STOCK IS SUBJECT TO THE SECURITIES AND EXCHANGE COMMISSION'S "PENNY STOCK" REGULATIONS, WHICH LIMITS THE LIQUIDITY OF COMMON STOCK HELD BY OUR SHAREHOLDERS.

Based on its trading price, our common stock is considered a "penny stock" for purposes of federal securities laws, and therefore is subject to regulations which affect the ability of broker-dealers to sell the Company's securities. Broker-dealers who recommend a "penny stock" to persons (other than established customers and accredited investors) must make a special written suitability determination and receive the purchaser's written agreement to a transaction prior to sale.

As long as the penny stock regulations apply to our common stock, it may be difficult to trade such stock because compliance with the regulations can delay and/or preclude certain trading transactions. Broker-dealers may be discouraged from effecting transactions in our common stock because of the sales practice and disclosure requirements for penny stock. This could adversely effect the liquidity and/or price of our common stock, and impede the sale of our common stock in the secondary market.

OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE ADDITIONAL SHARES OF STOCK.

We are authorized to issue up to 15,000,000 shares of common stock, which may be issued by our board of directors for such consideration as they may consider sufficient without seeking shareholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current shareholders.

Our Articles of Incorporation authorize us to issue up to 260,000 shares of preferred stock. The issuance of preferred stock in the future could create additional securities which would have dividend and liquidation preferences prior in right to the outstanding shares of common stock. These provisions could also impede a non-negotiated change in control.

WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK IN THE PAST AND DO NOT EXPECT TO DO SO IN THE FUTURE.

We cannot assure you that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow sufficient to pay dividends. We have never paid dividends on our common shares in the past and do not expect to do so in the foreseeable future.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will receive no proceeds from the sale of shares of common stock in this offering.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. In this prospectus, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

     - general economic and business conditions, both nationally and in our markets,

     -    our history of losses,

     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition,

     -    our ability to implement our growth strategy,

     -    anticipated trends in our business,

     -    advances in technologies, and

     -    other risk factors set forth under "Risk Factors" in this prospectus.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                              SELLING SHAREHOLDERS

The following table presents information regarding the Selling Shareholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

                                                                                     PERCENTAGE
                                                                                         OF
                                                     PERCENTAGE OF                   OUTSTANDING
                                           SHARES     OUTSTANDING                      SHARES
                                            OWNED        SHARES      SHARES TO BE       OWNED
                SELLING                    BEFORE     OWNED BEFORE    SOLD IN THE       AFTER
              SHAREHOLDERS                OFFERING    OFFERING (1)     OFFERING     OFFERING (1)
              ------------                --------   -------------   ------------   ------------
Windcom Investments SA (2)                 335,205        9.7%          335,205           0%
Lake Street Fund L.P.(3)                   312,500        9.0%          312,500           0%
Berlin Capital Growth L.P.(4)              281,250        8.1%          281,250           0%
Mid South Investor Fund L.P. (5)           250,000        7.2%          250,000           0%
Robert Peitz (6)                           301,790        8.6%          252,016         1.4%
Thomas Berlin (7)                          406,250       11.6%          125,000           0%
Daniel Funk (8)                            150,125        4.3%          119,716            *
Laura Shunk (9)                            158,255        4.6%          119,716         1.1%
The Estate of Edward R. Funk (10)          437,256       12.4%          117,500         8.8%
James Chapman (11)                          67,250        2.0%           67,250           0%
The Estate of Ingeborg V. Funk (12)        477,852       13.6%           62,500        11.8%
Lyman O. Heidtke (13)                       62,500        1.8%           62,500           0%
Porter Wright Morris & Arthur, LLP (14)     56,250        1.6%           56,250           0%
Michael Harrington (15)                     40,250        1.2%           40,250           0%
Richard Gambs (16)                          37,500        1.1%           37,500           0%
Robert Lentz (17)                           17,500           *           17,500           0%
Walter Henry Hauser (18)                     7,500           *            7,500           0%
Brenda M. Hauser(19)                         7,500           *            7,500           0%
Eugene J. Burksa & Renee J. Burksa
JTTEN (20)                                   4,800           *            4,800           0%
Christopher Forte (21)                       4,800           *            4,800           0%

----------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) The number of shares listed in these columns include all shares beneficially owned and all options or warrants to purchase shares held, whether or not deemed to be beneficially owned, by each selling shareholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of shares beneficially owned by a selling shareholder, shares of common stock subject to options or warrants held by that selling shareholder that were exercisable on or within 60 days after February 6, 2006, were deemed outstanding for the purpose of computing the percentage ownership of that selling shareholder. The ownership percentages are calculated assuming that 3,425,915 shares of common stock were outstanding on February 6, 2006.

(2) Prior to giving effect to the offering, Windcom Investments SA held 314,919 shares of our common stock and exercisable warrants to purchase 20,286 shares of our common stock. Following the offering, Windcom

     Investment SA will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(3) Prior to giving effect to the offering, Lake Street Fund L.P. held 250,000 shares of our common stock and exercisable warrants to purchase 62,500 shares of our common stock. Following the offering, Lake Street Fund L.P. will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(4) Prior to giving effect to the offering, Berlin Capital Growth L.P. held 229,167 shares of our common stock and exercisable warrants to purchase 52,083 shares of our common stock. Following the offering, Berlin Capital Growth L.P. will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(5) Prior to giving effect to the offering, Mid South Investor Fund L.P. held 200,000 shares of our common stock and exercisable warrants to purchase 50,000 shares of our common stock. Following the offering, Mid South Investor Fund L.P. will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(6) Prior to giving effect to the offering, Robert Peitz, a member of the Company's Board of Directors, held 200,828 shares of our common stock and exercisable options and warrants to purchase 100,962 shares of our common stock. Following the offering, Robert Peitz will hold 24,400 shares of our common stock and warrants to purchase 25,374 shares of our common stock.

(7) Prior to giving effect to the offering, Thomas Berlin held 333,334 shares of our common stock and exercisable warrants to purchase 72,916 shares of our common stock. Following the offering, Thomas Berlin will not hold any shares of our common stock or warrants to purchase shares of our common stock. Mr. Berlin's ownership includes 281,250 shares of common stock beneficially owned by Berlin Capital Growth L.P., of which 52,083 shares of common stock can be acquired under stock purchase warrants exercisable within 60 days of February 6, 2006. Mr. Berlin has shared voting and dispositive power over the shares of common stock in this limited partnership as the controlling principal of Berlin Capital Growth L.P. Mr. Berlin's ownership also includes 20,833 shares of common stock, which can be acquired by Mr. Berlin under stock purchase warrants exercisable within 60 days of February 6, 2006.

(8) Prior to giving effect to the offering, Daniel Funk held 103,264 shares of our common stock and exercisable warrants to purchase 46,861 shares of our common stock. Following the offering, Daniel Funk will hold 3,500 shares of our common stock and warrants to purchase 26,909 shares of our common stock.

(9) Prior to giving effect to the offering, Laura Shunk held 111,394 shares of our common stock and exercisable warrants to purchase 46,861 shares of our common stock. Following the offering, Laura Shunk will hold 11,630 shares of our common stock and warrants to purchase 26,909 shares of our common stock.

(10) Prior to giving effect to the offering, The Estate of Edward R. Funk held 309,356 shares of our common stock and exercisable warrants and options to purchase 127,900 shares of our common stock. Following the offering, The Estate of Edward R. Funk will hold 215,356 shares of our common stock and warrants and options to purchase 104,400 shares of our common stock.

(11) Prior to giving effect to the offering, James Chapman held 55,000 shares of our common stock and exercisable warrants to purchase 12,250 shares of our common stock. Following the offering, James Chapman will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(12) Prior to giving effect to the offering, The Estate of Ingeborg V. Funk held 375,352 shares of our common stock and exercisable warrants and options to purchase 102,500 shares of our common stock. Following the offering, The Estate of Ingeborg V. Funk will hold 325,352 shares of our common stock and warrants to purchase 90,000 shares of our common stock.

(13) Prior to giving effect to the offering, Lyman O. Heidtke held 50,000 shares of our common stock and exercisable warrants to purchase 12,500 shares of our common stock. Following the offering, Lyman O. Heidtke will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(14) Prior to giving effect to the offering, Porter, Wright, Morris & Arthur, LLP held 45,000 shares of our common stock and exercisable warrants to purchase 11,250 shares of our common stock. Following the offering, Porter, Wright, Morris & Arthur, LLP will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(15) Prior to giving effect to the offering, Michael Harrington held 33,000 shares of our common stock and exercisable warrants to purchase 7,250 shares of our common stock. Following the offering, Michael Harrington will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(16) Prior to giving effect to the offering, Richard Gambs held 30,000 shares of our common stock and exercisable warrants to purchase 7,500 shares of our common stock. Following the offering, Richard Gambs will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(17) Prior to giving effect to the offering, Robert Lentz held exercisable warrants to purchase 17,500 shares of our common stock. Following the offering, Robert Lentz will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(18) Prior to giving effect to the offering, Walter Henry Hauser held 5,000 shares of our common stock and exercisable warrants to purchase 2,500 shares of our common stock. Following the offering, Walter Henry Hauser will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(19) Prior to giving effect to the offering, Brenda M. Hauser held 7,500 shares of our common stock. Following the offering, Brenda M. Hauser will not hold any shares of our common stock.

(20) Prior to giving effect to the offering, Eugene J. Burksa & Renee J. Burksa JTTEN held 4,000 shares of our common stock and exercisable warrants to purchase 800 shares of our common stock. Following the offering, Eugene J. Burksa & Renee J. Burksa JTTEN will not hold any shares of our common stock or warrants to purchase shares of our common stock.

(21) Prior to giving effect to the offering, Christopher Forte held 4,000 shares of our common stock and exercisable warrants to purchase 800 shares of our common stock. Following the offering, Christopher Forte will not hold any shares of our common stock or warrants to purchase shares of our common stock.

                              PLAN OF DISTRIBUTION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission with respect to the securities offered in this prospectus. Following the effective date of the Registration Statement, the Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange, market or trading facility on which the registered shares are traded or in private transactions. These sales may be at fixed or negotiated prices. However, the Selling Stockholders listed in this prospectus may choose not to sell any of their registered shares, and may have no intention of selling any securities offered pursuant to this prospectus in the near future. Additionally, we have no reason to believe that any Selling Shareholder has entered into an agreement, or made a commitment to sell any securities offered in this prospectus. If Selling Shareholders choose to sell securities offered in this prospectus, they may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Shareholder and/or the purchasers. Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Shareholder's business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Shareholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Securities and Exchange Commission. If a Selling Shareholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company is not required to pay any brokerage fee or other fees in connection with the sale of securities by the Selling Shareholders listed in this prospectus.

                                 OUR MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS

Our directors each serve for one-year terms, which expire at the next Annual Meeting of Shareholders. The following table sets forth for each director of the Company, such person's name, age, and his position with the Company:

NAME                   AGE                  POSITION
----                   ---                  --------
Daniel Rooney           51   President, Chief Executive Officer
                             and Chairman of the Board of Directors

Robert J. Baker, Jr.    65   Director

Walter J. Doyle         70   Director

Robert H. Peitz         44   Director

Edward W. Ungar         68   Director

Daniel Rooney has served as a Director of the Company since joining the Company in March 2002 as President and Chief Executive Officer. Mr. Rooney was elected as the Chairman of the Board of Directors of the Company on January 8, 2003. Prior to joining the Company, Mr. Rooney was General Manager for Johnson Matthey, Color and Coatings Division, Structural Ceramics Sector North America from 1994 to 2001. Prior to that, Mr. Rooney held various management positions at TAM Ceramics, Inc., a Cookson Group Company.

Robert J. Baker, Jr., Ph.D. has served as a Director of the Company since 1992. Dr. Baker is the president and founder of Venture Resources International and the co-founder of Business Owners Consulting Group, which assist companies in the development of growth strategies, including marketing positions and competitive strategies. Dr. Baker is currently a visiting member of the Capital University faculty serving the MBA program.

Edward W. Ungar has been a Director of the Company since 1990. Mr. Ungar is the President and founder of Taratec Corporation, a technology business consulting firm in Columbus, Ohio. Prior to forming Taratec Corporation in 1986, Mr. Ungar was an executive with Battelle Memorial Institute.

Walter J. Doyle has served as a Director of the Company since 2004. Mr. Doyle is the President of Forest Capital, an angel capital firm. Previously, Mr. Doyle was President and CEO of Industrial Data Technologies Corp. for 21 years. Mr. Doyle earned an Electrical Engineering degree from City College of New York
(CCNY) and an MBA from the Harvard Business School.

Robert H. Peitz has served as a Director of the Company since 2004. Prior to being appointed as a director of the Company, Mr. Peitz was a managing director and head of financial markets for PB Capital. Mr. Peitz's 15 years of experience at PB Capital include 10 years as Treasurer. Mr. Peitz is a graduate of the University of Cincinnati with a Bachelor of Arts Economics and has an MBA from the American Graduate School of International Management. He also attended the European Business School and completed the Executive Development Program at the Kellogg School of Management at Northwestern University.

EXECUTIVE OFFICERS

In addition to Mr. Rooney, the following persons are executive officers of the
Company:

Gerald S. Blaskie, age 48, has served as the Company's Chief Financial Officer since April 2001. Prior to joining the Company, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997.

Scott Campbell, Ph.D., age 48, has served as the Company's Vice President of Technology since March 2005. Dr. Campbell served as the Company's Vice President of Research and Engineering from July 2004 to March 2005. Dr. Campbell joined the Company in July 2002 as the Company's Technical Director. Prior to joining the Company, he was Senior Research Manager at Oxynet, Inc. for five years.

Officers are elected annually by the Board of Directors and serve at its discretion.

FAMILY RELATIONSHIPS

There are no family relationships among the directors and executive officers of the Company.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Messrs. Doyle and Ungar qualify as "audit committee financial experts" as that term is defined in Item 401(e) of Regulation S-B. Messrs. Doyle and Ungar are both "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of February 6, 2006, the beneficial ownership of the Company's common stock by each of the Company's directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                          Number of Shares
                                            Beneficially
Name of Beneficial Owner(1)                   Owned(2)       Percentage of Class(3)
---------------------------               ----------------   ----------------------
Daniel Rooney(4)                               132,300                 3.7%
Robert J. Baker, Jr.(5)                         63,744                 1.8%
Walter J. Doyle(6)                              96,600                 2.8%
Robert H. Peitz(7)                             301,790                 8.6%
Edward W. Ungar(8)                              42,550                 1.2%
All directors and executive officers as
   a group (7 persons)(9)                      747,984                19.4%

----------
(1) The address of all directors and executive officers is c/o Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228.

(2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of February 6, 2006. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 6, 2006, plus the number of shares such person has the right to acquire within 60 days of February 6, 2006.

(4) Includes 125,000 common shares, which may be acquired by Mr. Rooney under stock options exercisable within 60 days of February 6, 2006.

(5) Includes 41,000 common shares, which may be acquired by Dr. Baker under stock options exercisable within 60 days of February 6, 2006, 16,728 shares which are held in Dr. Baker's IRA, and 1,666 shares held by Venture Resources International. Dr. Baker is the controlling principal and has sole investment and voting power over the securities held by Venture Resources International.

(6) Includes 14,250 common shares, which may be acquired by Mr. Doyle under stock purchase warrants exercisable within 60 days of February 6, 2006.

(7) Includes 100,962 common shares, which may be acquired by Mr. Peitz under stock options and stock purchase warrants exercisable within 60 days of February 6, 2006.

(8) Includes 41,000 common shares, which may be acquired by Mr. Ungar under stock options exercisable within 60 days of February 6, 2006.

(9) Includes 433,212 common shares, which may be acquired under stock options and stock purchase warrants exercisable within 60 days of February 6, 2006.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 6, 2006, relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

                                     Number of Shares
                                       Beneficially
Name of Beneficial Owner(1)              Owned(2)       Percentage of Class(3)
---------------------------          ----------------   ----------------------
Curtis A. Loveland (4)                   1,240,064               33.9%
The Estate of Ingeborg V. Funk (5)         477,852               13.6%
The Estate of Edward R. Funk (6)           437,256               12.4%
Thomas G. Berlin (7)                       406,250               11.6%
Windcom Investments SA(8)                  335,205                9.7%
Lake Street Fund L.P. (9)                  312,500                9.0%
Robert H. Peitz (10)                       301,790                8.6%
Berlin Capital Growth L.P. (11)            281,250                8.1%
Mid South Investor Fund L.P. (12)          250,000                7.2%

----------
(1) The address of Curtis A. Loveland is c/o Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Thomas G. Berlin is c/o Berlin Financial Ltd., 1325 Carnegie Avenue, Cleveland, Ohio 44115. The address of Windcom Investments SA is Corso Elvezia 25, 6900 Lugan, CH. The address of Lake Street Fund L.P. is 600 South Lake Avenue, Suite 100, Pasadena, California 91106. The address of Mid South Investor Fund L.P. is 1776 Peachtree St. NW, Suite 412 North, Atlanta, Georgia 30309. The address of Robert H. Peitz is c/o Superconductive Components, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of the Estates of Ingeborg and Edward Funk is c/o Curtis A. Loveland, Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Berlin Capital Fund, L.P. is c/o Thomas G. Berlin, Berlin Financial Ltd., 1325 Carnegie Avenue, Cleveland, Ohio 44115.

(2) For purposes of this table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of February 6, 2006. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 6, 2006, plus the number of shares such person has the right to acquire within 60 days of February 6, 2006.

(4) Includes (i) 41,000 shares of common stock, which can be acquired by Mr. Loveland under stock options exercisable within 60 days of February 6, 2006; (ii) 437,256 shares of common stock beneficially owned as the executor of the Estate of Edward R. Funk, of which 127,900 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of February 6, 2006; (iii) 477,852 shares of common stock beneficially owned by Mr. Loveland as the executor of the Estate of Ingeborg V. Funk, of which 102,500 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of February 6, 2006; and (iv) 283,756 shares beneficially owned by Mr. Loveland as the trustee of generation-skipping irrevocable trusts established by Edward R. and Ingeborg V. Funk.

(5) Includes 102,500 shares of common stock, which can be acquired by The Estate of Ingeborg V. Funk under stock options and warrants exercisable within 60 days of February 6, 2006.

(6) Includes 127,900 shares of common stock, which can be acquired by The Estate of Edward R. Funk under stock options and warrants exercisable within 60 days of February 6, 2006.

(7) Mr. Berlin's ownership includes 281,250 shares of common stock beneficially owned by Berlin Capital Growth L.P., of which 52,083 shares of common stock can be acquired under stock purchase warrants exercisable within 60 days of February 6, 2006. Mr. Berlin has shared voting and dispositive power over the shares of common stock in this limited partnership as the controlling principal of Berlin Capital Growth L.P. Mr. Berlin's ownership also includes 20,833 shares of common stock, which can be acquired by Mr. Berlin under stock purchase warrants exercisable within 60 days of February 6, 2006

(8) Based on the Schedule 13G/A filed on February 14, 2005, Dr. Karl Kohlbrenner, CEO of Windcom Investments SA, has voting and dispositive power over the shares of common stock on behalf of the Company. Windcom Investments SA's ownership includes 20,286 shares of common stock, which can be acquired by Windcom Investments SA under stock purchase warrants exercisable within 60 days of February 6, 2006.

(9) Includes 62,500 shares of common stock, which can be acquired by Lake Street Fund L.P. under stock purchase warrants exercisable within 60 days of February 6, 2006.

(10) Includes 100,962 shares of common stock, which can be acquired by Mr. Peitz under stock options and stock purchase warrants exercisable within 60 days of February 6, 2006.

(11) Includes 52,083 shares of common stock, which can be acquired by Berlin Capital Growth L.P. under stock purchase warrants exercisable within 60 days of February 6, 2006.

(12) Includes 50,000 shares of common stock, which can be acquired by Mid South Investor Fund L.P. under stock purchase warrants exercisable within 60 days of February 6, 2006.

                            DESCRIPTION OF SECURITIES

The Company's authorized capital stock is 15,260,000 shares, consisting of 15,000,000 common shares, without par value, 125,000 shares of Voting Preferred Shares, without par value and 125,000 shares of Non-Voting Preferred Shares, without par value (collectively, the "Preferred Shares"), of which 100,000 shares are designated as Series B Preferred Shares and 10,000 shares of 10% Cumulative Convertible Preferred Shares, without par value (the "10% Preferred Shares").

COMMON SHARES

Holders of the common shares have no redemption or conversion rights, participate ratably in any distribution of assets to shareholders in liquidation and have no preemptive or other subscription rights. Holders of common shares are entitled to receive such dividends as may be declared by the board of directors. Holders of common shares are entitled to one vote for each share held on all matters on which shareholders are entitled to vote, and are not entitled to vote cumulatively for the election of directors. The outstanding common shares are fully paid and non-assessable. As of February 6, 2006, the Company had 3,425,915 common shares, without par value, outstanding. Of these shares, 596,068 shares are held by nonaffiliates and are freely tradable without restriction or further registration under the Securities Act of 1933 or eligible for resale under an exemption from registration. The holders of the remaining 2,829,847 shares are entitled to resell them only pursuant to a Registration Statement under the Securities Act of 1933 or an applicable exemption from registration thereunder.

PREFERRED SHARES

The Articles of Incorporation of the Company authorize the Board of Directors to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Non-Voting Preferred Shares or Voting Preferred Shares, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof (the "Blank Check Preferred Stock"). The Company currently has authorized, issued and outstanding Series B Preferred Shares.

The issuance of Preferred Shares could be used, under certain circumstances, as a method of delaying or preventing a change in control of the Company and could permit the Board of Directors, without any action by holders of the Series B Preferred Shares, or the common shares, to issue Preferred Stock which could have a detrimental effect on the rights of holders of Series B Preferred Shares, or the common shares. In certain circumstances, this could have the effect of decreasing the market price for the common shares.

SERIES B PREFERRED SHARES

The Series B Preferred Shares were authorized under the Blank-Check Preferred Stock provisions of the Company's Articles of Incorporation. Each Series B Preferred Share has a stated value of $10. Except as otherwise provided by Ohio law, the holders of the Series B Preferred Shares have no voting rights. The Series B Preferred Shares are convertible into common shares at the rate of $5.00 per each common share, subject to adjustment for stock splits, stock dividends or any other stock divisions. The Company will pay cash in lieu of fractional shares.

Holders of the Series B Preferred Shares are entitled to receive dividends at the rate of 10% of the stated value per annum per share. Dividends will be payable on each anniversary of the issue date, defined as the date on which the Series B Preferred Shares are first issued by the Company. Dividends could be paid in either shares of Series B Preferred Shares or cash, at the Company's option, for the initial three years that the Series B Preferred Shares were outstanding, and thereafter in cash to the extent funds are then legally available for the payment of such cash dividends. The right of the holders of the Series B Preferred Shares to receive such dividends is cumulative, and accrues from the date of issuance of the Series B Preferred Shares.

If, at any time, the aggregate amount of cash dividends to be paid by the Company on the Series B Preferred Shares is insufficient to permit the payment of the full amount of cash dividend, then accrued on all issued and outstanding Series B Preferred Shares, then such cash dividends, to the extent payable, will be distributed to the holders of all outstanding Series B Preferred Shares ratably in proportion to the respective amounts of cash dividends then accrued and unpaid on such Series B Preferred Shares. As long as any Series B Preferred Shares will remain outstanding, no cash dividends can be declared or paid on any junior stock or parity stock until all accrued and unpaid cash dividends on the Series B Preferred Shares have been paid to the holders thereof. In the event that any of the Series B Preferred Shares were converted to common shares, prior to a dividend payment date, no payment of or adjustment for dividends yet due will be made on the Series B Preferred Shares converted.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Shares then outstanding will be entitled to receive out of the assets of the Company, before any distribution or payment is made to the holders of any junior stock, including the common shares, an amount equal to the stated value per share plus any accrued and unpaid cumulative dividends thereon. If upon any liquidation, dissolution, or winding up, amounts distributable to the holders of all Series B Preferred Shares and any parity stock is insufficient to permit the payment of the full liquidation amounts on all issued and outstanding Series B Preferred Shares and parity stock, then the entire assets of the Company available for distribution to the holders of Series B Preferred Shares and parity stock will be distributed to holders of all Series B Preferred Shares and parity stock ratably in proportion to the full preferential amounts to which such holders are respectively entitled. A consolidation merger of the Company with or into any other company or companies, or a sale or transfer of all, or substantially all, of its property shall not be deemed to be a liquidation, dissolution, or winding up of the Company.

After the third anniversary of the issue date, the Company is entitled, at its option, to redeem the Series B Preferred Shares, in whole or in part, at redemption price equal to 103% of the stated value, plus the amount of any accrued and unpaid cash dividends thereon, to the date of such redemption. In case of the redemption of only a part of the Series B Preferred Shares, the Series B Preferred Shares to be redeemed will be selected by whatever means the Board of Directors, in its sole discretion, determines.

The Company is not obligated to pay to any holder of the Series B Preferred Shares the redemption price for any Series B Preferred Shares to be redeemed until such holder has surrendered to the Company certificates representing such Series B Preferred Shares.

The holders of the Series B Preferred Shares have the right and option to convert all or part of the Series B Preferred Shares then owned by them, at any time, into Common Shares.

If the Series B Preferred Shares, in whole or in part, are called for redemption, the right to convert such Series B Preferred Shares into common shares shall cease at the close of business on the day prior to the Redemption Date set forth in the notice of redemption.

As of February 6, 2006, 25,052 Series B Preferred Shares remained issued and outstanding and had not been converted to shares of common stock. As of February 6, 2006, the Series B Preferred Shares had accrued and unpaid dividends in the amount of $75,555.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered by this Registration Statement are being passed on for the Company by Porter, Wright, Morris & Arthur LLP. As of the date of this Registration Statement, Porter, Wright, Morris & Arthur LLP owned 45,000 shares of the Company's common stock, all of which shares have been registered for resale under this Registration Statement. These shares were issued and delivered prior to the filing of this Registration Statement. Porter, Wright, Morris & Arthur LLP also holds warrants to purchase an additional 11,250 shares of our common stock. The shares of common stock issuable upon the exercise of these warrants have also been registered for resale under this Registration Statement. Curtis A. Loveland, a partner of Porter, Wright, Morris & Arthur LLP, serves as secretary of the Company.

No "expert," as that term is defined pursuant to the Regulation Section 220.509(a) of Regulation S-B, or "counsel," as that term is defined pursuant to Regulation Section 220.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, director or employee of the Company at any time prior to the filing of this Registration Statement.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

Article 5 of the Company's Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditioned upon the director having no reasonable cause to believe that his conduct was unlawful.

Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the court in which the action, suit or proceeding was brought.

The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he (they) agree(s) to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a court determines that the director's action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors, but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit, or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that a court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, such person is reasonably entitled to indemnity for such expenses as the court shall deem proper. The Company currently carries directors and officers insurance in the amount of one million dollars.

The above discussion of the Company's Restated Code of Regulations and of
Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

The Company was incorporated on May 29, 1987, to develop, manufacture and market products based on or incorporating high temperature superconductive ("HTS") materials. HTS materials are complex metal oxides - ceramics of certain stoichiometries (chemical mixture ratios), which exhibit superconducting phenomena when cooled to at least -196(degrees) Centigrade. These complex metal oxides are identified as members of the Perovskite family of ceramic materials. Perovskites are a large family of crystalline ceramics that derive their name from the perovskite mineral. The perovskite minerals are the most abundant minerals on earth and have approximately a 2:3 metal-to-oxygen ratio. Copper-oxide superconductors are layered perovskites.

The Company presents itself to the market as SCI Engineered Materials, an operating unit of Superconductive Components, Inc. The Company controls the manufacturing process and measures performance in terms of sales, in two categories, Ceramics and Metals, as the products sold are easily separable into these categories. The performance measurements made in these two categories are, however, not conducive to segment reporting as there are many shared operating expenses relating to the production of both Ceramic and Metals that cannot be attributed solely to one or the other.

HISTORY OF THE COMPANY

The Company was founded in 1987 by Dr. Edward R. Funk and his wife Ingeborg Funk to develop, manufacture, and market High Temperature Superconductive materials (HTS materials), including sputtering targets and ceramic powders for commercial applications of the newly discovered superconducting ceramics. The Company's initial efforts were directed toward mastering the manufacturing process for making high temperature superconducting ceramic powders. During this period, the market for high temperature superconductors was very small, estimated at $1 million a year or less, consisting primarily of demonstration kits and small amounts of HTS powder for research purposes. Sales, though relatively small, covered a wide range of superconducting products, including ceramic powders. The Company sold ceramic powders as finished products and in other forms, such as pressed pills or pellets, which were achieved by sintering the ceramic powders, and solid shapes. Products sold in such forms were used primarily in research applications.

Subsequently, the Company began to develop other forms of HTS materials. The Company began to focus on the market for superconducting thin-film materials, made from the Company's sputtering targets. A sputtering target is a metal, alloy or sintered ceramic. The targets are specially sized to fit into a special coating device called a sputtering system; in general, the sputtering targets are rectangular or cylindrical in geometry.

These HTS Physical Vapor Deposition materials are used by customers of the Company in a vapor deposition process to make thin films of the source materials. This process operates in vacuum, hence, the frequently heard term, vacuum deposition or Physical Vapor Deposition (PVD). HTS thin films are then patterned, using techniques similar to those in the semiconductor industry, to manufacture sensors, circuits and other devices, which in turn can be used in medical diagnostics, geological exploration, advanced radar, wireless communication and other niche applications.

Despite our efforts, a broad market for HTS had not developed, and therefore, in 1992, the Company established the TMI Division and began marketing sputtering targets of materials other than HTS materials for thin film deposition. This division was located within the headquarters of the Company in Columbus, Ohio, and shared facilities and staff with the SCI Division. In 2002, the Company abandoned the separate TMI Division designation, and combined its marketing efforts with SCI Engineered Materials as a single operating unit of Superconductive Components, Inc. The purpose of the reorganization was to develop a more market driven business focused in three primary areas: High Temperature Superconductive (HTS) Materials, Photonic/Optical Materials and Thin Film Battery materials. These three market areas are connected in that the applications use Physical Vapor Deposition (PVD) as a manufacturing technique to produce their products. The Company now sells approximately 90% of its products into PVD applications.

During early 2002, Mr. Daniel Rooney was brought in as the President and Chief Executive Officer of the Company as successor management to Dr. Funk. In December 2002, Dr. Edward Funk, Chairman of the Board, passed away from complications associated with cancer. In January 2003, Mr. Rooney succeeded Dr. Funk as Chairman of the Company.

BUSINESS

The Company views its business as supplying ceramic and metal materials to a variety of industrial applications including: HTS, Photonics/Optical, and Thin Film Batteries.

The production and sale of High Temperature Superconducting (HTS) materials was the initial focus of the Company's operations and these materials continue to be a part of the Company's development efforts. The Company continues to work with private companies and government agencies to develop new and improved products for future applications.

Optical/Photonics currently represents the Company's largest market for its materials. The Company's customers are regularly identifying new materials that improve the utility of optical coating. This includes materials that improve the ability of optical/photonics coatings to focus, filter, or reflect light, and coatings that improve wear and chemical attack resistance, all of which increases the potential demand for the types and amounts of materials the Company sells in this market. Photonic applications continue to expand as new methods are found to manipulate light waves to enhance the various properties of light the device manufacturers are seeking.

Thin Film Battery materials is a developing market where manufacturers of batteries use these materials to produce very small power supplies, with small quantities of stored energy. A typical Thin Film Battery would be produced via PVD with five or more thin layers. These batteries are often one centimeter square but only 15 microns thick. Potential applications for these batteries include, but are not limited to: active RFID tags, battery on chip, portable electronics, and medical implant devices.

The Company had total annual revenues of $2,172,864, and $2,268,488 in the fiscal years ended December 31, 2004 and 2003, respectively. During early 2004 the Company relocated to a modern facility which caused a decrease in production in the first and second quarters. The Company had revenues of $2,309,805 for the nine months ended September 30, 2005.

Principal suppliers to the Company in 2005 were Lattice Materials Corporation, Johnson Mathey and Engelhard Corp. In every case, the Company believes that suitable substitute vendors can be found. Also, as the Company's volume grows, the Company may make alliances or purchasing contracts with these or other vendors.

The Company's largest customer represented over 20% percent of total revenues in 2005. The Company had approximately $289,000 and $257,132 in government contracts for the years ending December 31, 2005 and 2004, respectively, representing 8.4% and 11.8% of total revenues in 2005 and 2004, respectively.

MARKETING AND SALES

Most of the Company's orders are in response to requests for quotations. The Company distributes a catalogue of its products and attends several relevant tradeshows. The Company's catalogue lists 115 products. The Company also has an operating website www.sciengineeredmaterials.com.

The Company uses various distribution channels to reach end user markets including: direct sales, manufacturers representatives and international distributors. The Internet provides tremendous reach for new customers to be able to identify the Company as a source of their product needs. In 2005 the Company sold product to 262 customers.

CERAMICS

The Company is capable of producing ceramic powders via several different processing routes including solid state, precipitation and combustion synthesis. Ceramic Targets can also be produced in a variety of ways depending on the end user applications. Production routes include sintering, cold isostatic pressing and hot pressing.

Most of the Company's products are manufactured from component chemicals and metals supplied by various vendors. Production of HTS is dependent upon high purity Yttrium to manufacture its superconducting products. Several suppliers currently satisfy the Company's requirements for this material. If the Company suddenly lost the services of such suppliers, there could be a disruption in its manufacturing process until the suppliers were replaced. The Company has identified several other firms as potential back-up suppliers who would be capable of supplying this material to the Company as necessary. To date, the Company has not experienced an interruption of raw material supplies. Ceramic shipments were approximately 18% and 58% of product revenues in 2005 and 2004, respectively.

METALS

In addition to the ceramic targets mentioned above the Company produces metal sputtering targets, and backing plates and bonds the targets to the backing plates for application in the Physical Vapor Deposition Industry. These targets can be produced by casting, hot pressing and machining of metals and metal alloys depending on the application.

Applications for metal targets are highly varied from applying decorative coatings for end uses such as sink faucets to the production of various electronic and photonic products.

The Company purchases various metals of reasonably high purity for its applications; the Company is not dependent on a single source for these metals and does not believe losing a vendor would materially affect the business.

The Company has regularly added production processes and testing equipment for the many product compositions that can be used as Physical Vapor Deposition materials. Metal shipments were approximately 82% and 42% of product revenues in 2005 and 2004, respectively.

COMPETITION

The Company has a number of domestic and international competitors in both the ceramic and metal fields, many of which have resources far in excess of the Company's resources. With respect to ceramics specifically, Cerac provides both powders and thin film deposition products. Kurt Lesker is another supplier of targets and Dowa Chemicals of Japan supplies HTS materials. With regard to metal targets, Tosoh, Williams Advanced Materials, Kurt Lesker and Plasmaterials are competing suppliers of these materials.

RESEARCH AND DEVELOPMENT

The Company focuses its research and development efforts in areas that build on its expertise in multi-component ceramic oxides. These efforts currently include optimization and scale up efforts for BSCCO 2-2-1-2 powders and thin film battery materials.

During 2003, the Company successfully completed the development work on a Department of Energy SBIR Phase I sponsored project for optimizing BSCCO 2-2-1-2 ceramic powders for use in the production of long length HTS wires for high energy physics applications and spin-off potential for medical MRI imaging. The success of the project enabled the Company to obtain a $600,000 Phase II grant for pre-commercialization process development of the powder production process. The Company's partners in this two-year effort are Oxford Superconducting Technologies and Los Alamos National Lab.

All of the sponsored research and development contracts can be cancelled at the sponsor's option, with accrued costs being paid. The Company currently has approximately $56,000 of funding from government sponsored research and development programs that could be cancelled at any time.

The Company intends to continue to seek such funding because this funding maintains and expands the technical understanding within the Company.

The Company has certain proprietary knowledge and trade secrets related to the manufacture of ceramic oxide Physical Vapor Deposition materials and patents covering some HTS products.

The Company focuses its research and development efforts in areas that build on its expertise in multi-component ceramic oxides. These efforts currently include optimization and scale up efforts for BSCCO 2-2-1-2 powders and thin film battery materials.

NEW PRODUCT INITIATIVES

In 2002, the Company began more actively developing and marketing its existing products for use in the Thin Film Battery market. In addition, the Company has undertaken research and development opportunities with respect to new and innovative materials and processes to be used in connection with the production of Thin Film Batteries and Fuel Cells. Thin Film Battery materials is a developing market. Manufacturers of batteries use these materials to produce very small power supplies with small quantities of stored energy. A typical Thin Film Battery would be produced via Physical Vapor Deposition with five or more thin layers. These batteries are often one centimeter square but only 15 microns thick.

Presently, there are approximately five manufacturers of Thin Film Batteries in the country, each in various stages of prototyping, with production capacities ranging from a few batteries to several thousand batteries per week. In addition, there are several firms and research institutes conducting tests on Thin Film Batteries. Management believes this market may potentially become very large with significant growth expected during the next two years. There are numerous applications for Thin Film Batteries, including, but not limited to: active RFID tags, battery on chip and portable electronics. Given the many potential uses for Thin Film Batteries, the Company anticipates that the market for materials necessary to produce Thin Film Batteries will grow in direct correlation to the Thin Film Battery market itself.

The Company currently faces some competition from other producers of materials used in connection with the manufacture of Thin Film Batteries. Our biggest competitors are Cerac and Williams Advanced Materials. The Company believes that it has certain competitive advantages in terms of quality, but acknowledges that it is at a disadvantage in terms of funding. The Company intends to actively market its materials to Thin Film Battery producers in the upcoming year in order to gain a strong presence in this market. The Company's President and Vice President of Technology are personally handling the marketing to achieve this goal.

At present, the Company has several customers for the materials it produces for Thin Film Batteries, including five domestic customers. Since we have begun producing materials for the Thin Film Battery market, we have experienced no problems securing the supplies we need to produce the materials. We do not anticipate supply problems in the near future. However, changes in production methods and advancing technologies could render our current products obsolete and the new production protocols may require supplies that are less available in the marketplace, which may cause a slowing or complete halt to production as well as expanding costs which we may or may not be able to pass on to our customers.

In October of 2003, the Company and Lithchem, Inc. were awarded a $1.2M grant from the State of Ohio's Third Frontier Action Fund. These funds are being used to procure capital equipment required to commercialize the Company's Lithium Thin Film Battery sputtering target manufacturing process and Lithchem's process to produce raw materials for target manufacturing. In addition, three manufacturers of Lithium Thin Film Batteries have agreed to participate in the program and will provide testing and manufacturing qualification evaluations of targets produced using the commercial scale processes developed during the grant period. The term of the grant is two years and both the Company and Lithchem will have installed and qualified commercial scale manufacturing facilities by the end of the term. The Company has received and installed its equipment funded by this grant.

INTELLECTUAL PROPERTY

The Company has received a patent for Fine-Particle Bi-Sr-Ca-Cu-O Having High Phase Purity made by a Chemical Precipitation and Low-Pressure Calcination method from the United States Patent and Trademark Office. The Company has also received a patent for a new process to join two individual strongly linked super-conductors utilizing a melt processing technique.

In the future, we may submit additional patent applications covering various applications, which have been developed by the Company. Because U.S. patent applications are maintained in secret until patents are issued, and because publications of discoveries in the scientific or patent literature tend to lag behind actual discoveries by several months, we may not be the first creator of inventions covered by issued patents or pending patent applications or the first to file patent applications for such inventions. Additionally, other parties may independently develop similar technologies, duplicate our technologies or, if patents are issued to us or rights licensed by us, design around the patented aspects of any technologies we developed or licensed.

We rely on a combination of patent and trademark law, license agreements, internal procedures and nondisclosure agreements to protect our intellectual property. Unfortunately, these may be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our products may be produced or sold do not protect our intellectual property rights to the same extent as the laws of the United States.

EMPLOYEES

The Company had 20 full-time employees as of December 31, 2005. Of these employees, one held a PhD in Material Science. The Company has never experienced work stoppage and considers its relations with employees to be good. The employees do not have a bargaining unit.

ENVIRONMENTAL MATTERS

The Company handles all materials according to federal, state and local environmental regulations and includes Material Safety Data Sheets (MSDS) with all shipments to customers. The Company maintains a collection of MSDS sheets for all raw materials used in the manufacture of products and maintenance of equipment and insures that all personnel follow the handling instructions contained in the MSDS for each material. The Company contracts with a reputable fully permitted hazardous waste disposal company to dispose of the small amount of hazardous waste materials generated by the Company.

COLLECTIONS AND WRITE-OFFS

The Company collected its receivables in an average of 35 days in 2005. The Company has occasionally been forced to write-off a few small invoices as uncollectible. The Company considers credit management critical to its success.

SEASONAL TRENDS

The Company has not experienced and does not in the future expect to experience seasonal trends in its business operations.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. You may also obtain additional information regarding the Company on our website, located at http://www.superconductivecomp.com

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read together with our Financial Statements and the Notes related to those statements, as well as the other financial information included in the Form SB-2 Registration Statement, of which this prospectus is a part. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

The following section contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, estimated, projection, outlook) are not statements of historical fact and may be forward looking. Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, including but not limited to economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in other documents filed by the Company with the Securities and Exchange Commission. Many of these factors are beyond the Company's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statements are made or reflect the occurrence of unanticipated events, unless necessary to prevent such statements from becoming misleading. New factors emerge from time to time and it is not possible for management to predict all factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OVERVIEW

Superconductive Components, Inc. ("SCI" or the "Company"), an Ohio corporation, was incorporated in 1987, to develop, manufacture and market products based on or incorporating high temperature superconductive ("HTS") materials. The Company presents itself to the market as SCI Engineered Materials, an operating unit of Superconductive Components, Inc. The Company views its business as supplying ceramic and metal materials to a variety of industrial applications including:
HTS, Photonics/Optical, and Thin Film Batteries. The production and sale of HTS materials was the initial focus of the Company's operations and these materials continue to be a part of the Company's development efforts. Photonics/Optical currently represents the Company's largest market for its materials. Thin Film Battery materials is a developing market where manufacturers of batteries use these materials to produce very small power supplies, with small quantities of stored energy.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the Financial Statements and accompanying notes. Note 2 to the Financial Statements in the Annual Report on Form 10-KSB for the year ended December 31, 2004 describes the significant accounting policies and methods used in the preparation of the Financial Statements. Estimates are used for, but not limited to, accounting for the allowance for doubtful accounts, inventory allowances, property and equipment depreciable lives, patents and licenses useful lives, and assessing changes in which impairment of certain long-lived assets may occur. Actual results could differ from these estimates.

The following critical accounting policies are impacted significantly by judgments, assumptions and estimates used in the preparation of the Financial Statements. The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. We use the percentage of completion method to account for contracts based on hours incurred, estimated hours to complete and costs incurred with estimates to complete.

Revenue from product sales is recognized upon shipment to customers. Provisions for discounts and rework costs for returns are established when products are shipped based on historical experience. Deferred revenues represent cash received in advance of the contract revenues earned. Revenue from contract research provided for third parties is recognized on the percentage of completion method.

If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than our historical experience, our estimates of the recoverability of amounts due us could be adversely affected. Inventory purchases and commitments are based upon future demand forecasts. If there is a sudden and significant decrease in demand for our products or there is a higher risk of inventory obsolescence because of rapidly changing technology and customer requirements, we may be required to increase our inventory allowances and our gross margin could be adversely affected. Depreciable and useful lives estimated for property and equipment, licenses and patents are based on initial expectations of the period of time these assets and intangibles will provide benefit to our Company. Changes in circumstances related to a change in our business, change in technology or other factors could result in these assets becoming impaired, which could adversely affect the value of these assets.

YEARS ENDED DECEMBER 31, 2004 AND 2003

EXECUTIVE SUMMARY

For the year ended December 31, 2004, the Company incurred a net loss of $1,099,822. During 2004 the Company relocated its manufacturing to a new, modern facility. During this relocation the Company had significant down time. The Company was quoting long lead times prior to, during and shortly after the move. These long lead times contributed to a reduction in orders. In addition, increased sales to the thin film battery market are expected to improve the Company's overall gross margin over time.

RESULTS OF OPERATIONS

REVENUES

Revenues in fiscal 2004 decreased by 4.2% to $2,172,864 from the fiscal 2003 level of $2,268,488.

Product sales decreased to $1,915,732 in 2004 from $2,021,653 in 2003 or a decrease of 5.2%. Two factors contributed to the down turn in revenue. During 2004 the Company relocated its manufacturing to a new space. During this relocation the Company had significant down time in its ceramics manufacturing area. The Company was quoting long lead times prior to, during and shortly after the move. These long lead times contributed to a reduction in orders. A second factor contributing to the down turn in orders was the Company's intentional withdrawal from low margin products. During 2004, the Company increased prices in several of these formulations.

In 2004, total contract research revenues were $257,132 as compared to $246,835 in 2003. Government development contract revenue was $239,448, or 11.0% of total revenues in 2004 and $169,371 or 7.5% of total revenues in 2003. The increase was due to a Phase II SBIR grant from the Department of Energy that began in 2003. The Department of Energy was the Company's largest contract customer in 2004 and 2003, accounting for 11.0% and 7.5% of the Company's revenues, respectively. Significant loss of government funding would have a material adverse effect on the Company's financial condition and results of operations.

During 2003 the Company was awarded a Phase II Small Business Innovation Research grant for $523,612 from the Department of Energy. This award was to develop an advanced method to manufacture continuous reacted lengths of High Tc
Superconductor: Bismuth Strontium Calcium Copper Oxide - 2212 Wire. This contract generated $239,448 and $124,925 in revenues in 2004 and 2003, respectively.

The Company was awarded a $100,000 Phase I SBIR from the Department of Energy in 2002. This grant was completed during 2003. This contract generated $0 and $44,445 in revenues in 2004 and 2003, respectively. This award was for the development of processes to tailor the particle size distribution of ceramic superconductor powders to improve the manufacturing of ceramic superconductor wire.

The Company became a member of a team led by Oxford Instruments Superconducting Technology, which was awarded a grant from the Department of Energy Superconductivity Partnership Initiative (SPI) Program. This program recognized $17,684 and $77,464 in revenues in 2004 and 2003, respectively. A member of the team determined that the technology is not as suitable for the future Magnetic Resonance Imaging market segment as originally projected in 2001. As a result, this member withdrew from the program. Due to the unexpected change in market potential the Company also removed itself from this SPI.

GROSS MARGIN

Total gross margin in 2004 was $226,372 or 10.4% of total revenue as compared to $302,656 or 13.3% in 2003. The primary reason for the reduction was the decrease in sales. We believe the decrease in sales was principally the result of the Company's move to a new facility in 2004, which caused significant down time in its ceramics manufacturing area. Included in 2003 was an inventory write-down of $133,015. This included a write-down of $64,537 due to the lower of cost or market.

Gross margin on product revenue was 12.5% in 2004 versus 17.0% in 2003, primarily due to a decrease in product sales. The lower volume through manufacturing caused by the factory relocation had a negative impact on the absorption of manufacturing overhead which led to lower gross margins. Gross margin on contract research revenue was -5.3% for 2004 compared to 37.5% in 2003. The decrease in gross margin on contract research revenue was due to the acquisition of equipment that was partially funded by a research contract in 2003.

Gross margins on the Company's products vary widely and are impacted from period to period by sales mix and utilization of production capacity. The Company expects that gross margins will improve as sales grow. This added volume is expected to improve manufacturing overhead absorption yielding improved gross margins.

Inventory reserves are established for obsolete inventory, excess inventory quantities based on management's estimate of net realizable value and for lower-of-cost or market. Changes in this reserve are expensed or reduce inventory and approximated $28,923 (decrease) and $18,330 (increase) for the years ended December 31, 2004, and 2003, respectively. Management deems the inventory reserve, after its assessment of obsolete inventory, at December 31, 2004, of $115,530 to be adequate for excess inventory and a lower of cost-or-market analysis. The decrease in the reserve for 2004 was the result of the reduction of a portion of obsolete inventory sold at reduced prices.

SELLING EXPENSE

Selling expense in fiscal 2004 increased to $236,235 from $214,691 in fiscal 2003, an increase of $21,544, or 10.0%. This increase was due to the hiring of a sales manager in 2004.

GENERAL AND ADMINISTRATIVE EXPENSE

General and Administrative expense in fiscal 2004 increased to $884,000, from $778,758 in fiscal 2003, an increase of $105,242, or 13.5%. The increase in these costs was due primarily to the relocation of the Company's facility in 2004, of which $80,863 was expensed for this purpose. Rent expense increased from $66,594 to $133,424, or 100.4% due to the relocation. Also, non-employee stock warrants were granted as compensation for consulting services, for which 26,690 was expensed in 2004.

RESEARCH AND DEVELOPMENT EXPENSES

Internal research and development costs are expensed as incurred. Research and development costs for 2004 were $30,862 compared to $93,096 in 2003, a decrease of 66.8%. Internal research and development costs decreased due to the Department of Energy's SBIR Phase II revenue that helped offset expenses.

INTEREST EXPENSE

Interest expense was $28,877, or 1.3% of Company revenues in fiscal 2004, down 15.1% from $34,003 in fiscal 2003. Interest expense includes $22,407 for related party interest expense.

LOSS APPLICABLE TO COMMON SHARES

Net loss per common share based on the loss applicable to common shares was $0.51 and $0.41 per common share for the years ended December 31, 2004 and 2003, respectively. The loss applicable to common shares includes the net loss from operations, Series B preferred stock dividends and the accretion of Series B preferred stock and the cumulative effect of the change in accounting for the year ended December 31, 2003. The net loss per common share from operations was $0.50 and $0.39, for the years ended December 31, 2004 and 2003, respectively. The difference between the net loss from operations and the loss applicable to common shares of $(0.01) and $(0.02), respectively, is a result of the preferred position that the preferred shareholders have in comparison to the common shareholders.

Dividends on the Series B preferred stock accrue at 10% annually on the outstanding shares. Dividends on the Series B preferred stock totaled $25,185 for the years ended December 31, 2004 and 2003.

LIQUIDITY AND WORKING CAPITAL

At December 31, 2004, working capital was $(282,782) compared to $171,883 at December 31, 2003. The Company utilized cash from operations for the year ended December 31, 2004, of $413,516. The Company utilized cash from operations for the year ended December 31, 2003, of $190,561. Significant non-cash items, including depreciation, inventory reserve on excess and obsolete inventory, warrants issued from consulting and debt, debt conversion expense, allowance for doubtful accounts and the cumulative effect of the change in accounting, were approximately $371,000 and $256,000 for the years ended December 31, 2004 and 2003, respectively. Overall, accounts payable and accrued expenses increased in excess of accounts receivable, inventory, and prepaids by approximately $314,000 as a result of an increase in accrued contract expenses and deferred contract revenue. Accounts receivable, inventory, and prepaids decreased by approximately $265,000 while there was an increase in accounts payable and accrued expenses by approximately $23,000 for the year ended December 31, 2003.

For investing activities, the Company used cash of approximately $436,000 and $151,000 for the years ended December 31, 2004, and 2003, respectively. The amounts invested in 2004 and 2003 were used to purchase machinery and equipment for increased production capacity, new product lines and for leasehold improvements for the new facility. Proceeds on sale of equipment totaled $1,602 and $6,157 for the years ended December 31, 2004 and 2003, respectively.

For financing activities for the year ended December 31, 2004, the Company provided cash of approximately $773,000. Cash payments to third parties for debt and capital lease obligations approximated $38,000. Proceeds from notes payable from shareholders totaled $250,000. Principal payments on notes payable to shareholders totaled $150,000. Proceeds from exercise of common stock options were $3,500. Net proceeds from sale of common stock were approximately $707,000.

For financing activities for the year ended December 31, 2003, the Company provided cash of approximately $560,000. Cash payments to third parties for capital lease obligations approximated $40,000. Proceeds from notes payable to shareholders were $600,000.

While a shareholder of the Company has advanced funds in the form of subordinated debt, accounts payable and guaranteeing bank debt in the past, there is no commitment by this individual to continue funding the Company or guaranteeing bank debt in the future. The Company will continue to seek new financing or equity financing arrangements. However, the Company cannot be certain that it will be successful in efforts to raise additional new funds.

In November of 2004 a director agreed to loan the Company up to $200,000 for working capital, to be drawn by the Company in increments of $50,000. The interest rate was Huntington National Bank's prime rate plus 2%, which accrued and compounded monthly. The loan was secured by the Company's assets and perfected by the filing of a UCC-1 financing statement. For each $50,000 increment drawn on the loan the director received 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. On November 3, 2004, $100,000 was drawn on the loan. An additional $50,000 was drawn on the loan on January 7, 2005 and also on April 1, 2005. The loan balance (principal and accrued interest) was repaid in October 2005.

The Company completed two private financing transactions in 2003 including (i) the issuance of convertible promissory notes in the aggregate amount of $600,000 and 122,000 warrants to purchase shares of common stock in exchange for $600,000 in cash and (ii) the redemption of the Company's entire $129,770 obligation on its Series A redeemable convertible preferred stock in exchange for convertible promissory notes in the aggregate amount of $129,770, which represented the face amount of the preferred stock plus accrued and unpaid dividends and interest, and 26,302 warrants to purchase shares of common stock. Four present shareholders invested the $600,000 of new money in the Company. $500,000 in cash and the redemption of the Series A redeemable preferred stock was received and recorded on June 30, 2003. $100,000 in cash was received and recorded on July 1, 2003. The Company used $100,000 of the note proceeds to pay off its bank line of credit which terminated on June 30, 2003, and the remainder to finance its move to the new facility and general corporate purposes.

Prior to June 30, 2004, the Company completed equity financing of more than $500,000, thereby requiring the principal and accrued interest on the convertible promissory notes totaling $754,846 to convert to equity. Pursuant to the terms of the promissory notes, the promissory notes converted to common stock, without par value, at a rate of $2.40 per share, and entitled the holders of the promissory notes to receive 62,900 warrants under the same terms as provided in the 2004 equity financing.

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

EXECUTIVE SUMMARY

For the three months ended September 30, 2005, the Company had revenues of $1,021,211. This represented the highest revenue quarter since the first quarter of 2001. This was an increase of $307,676, or 43.1%, over the second quarter of 2005 and $446,152, or 77.6%, over the first quarter of 2005. This amount also represents an increase of $570,373, or 126.5%, over the third quarter of 2004. For the nine months ended September 30, 2005 the Company had revenues of $2,309,805. This amount exceeds the total revenues for each of the years of 2004 and 2003. For the nine months ended September 30, 2005, the Company incurred a net loss applicable to common shares of $319,595 compared to a net loss of $911,844 for the same period in 2004. Included in 2004 were non-cash expenses totaling $210,948.

During 2004, the Company relocated its manufacturing to a new, modern facility. During this relocation the Company had significant down time. The Company was quoting long lead times prior to, during and shortly after the move. These long lead times contributed to a reduction in orders. The Company's shipments have increased in 2005, as the Company has been able to provide product with more reasonable lead times. The Company expects gross margins to improve as sales grow. In addition, the Company expects improvement in its gross margins as the sales mix moves to higher margin products. We believe that the thin film battery market is poised for significant growth beginning in early 2006.

The Company achieved ISO 9001:2000 certification during the second quarter of 2005. This immediately resulted in the return of a major customer. Orders received in the three months ended September 30, 2005 were $1,004,000 - highest since the third quarter of 2002. Orders in the nine months ended September 30, 2005 of $2,484,000 exceeded the orders received through the same date in 2004 by $740,000. This amount also exceeded the total orders received for the entire year of 2004 of $2,019,000 by $465,000.

During 2005, the Company has received equity funding of $1,386,000 as part of a private placement to accredited investors. $136,000 was received during the third quarter and $1,250,000 was received in October. This totaled 693,000 shares of common stock issued. In addition, $587,110 of indebtedness was converted to 293,555 shares of common stock during October. These transactions increased outstanding shares of common stock from 2,439,360 at December 31, 2004 to 3,425,915 shares at October 28, 2005.

The Company received notification from the Department of Energy of a Notice of Financial Assistance Award that will provide support for Phase I of an SBIR entitled "Feasibility of Cost Effective, Long Length, BSCCO 2212 Round Wires, for Very High Field Magnets Beyond 12 Tesla at 4.2 Kelvin." The award, in an amount of $99,793, is for the nine months ending March 26, 2006. Revenues of $13,945 were recognized during the third quarter of 2005 for this award.

RESULTS OF OPERATIONS

REVENUES

Revenues for the nine months ended September 30, 2005 were $2,309,805 compared to $1,621,777, an increase of $688,028 or 42.4% from the nine months ended September 30, 2004.

Product revenues increased to $2,064,122 through September 30, 2005 from $1,422,716 through September 30, 2004 or an increase of 45.1%. The increase in revenues for the first nine months is due to the return of two major customers and the addition of new customers.

Contract research revenues were $245,683 through September 30, 2005, as compared to $199,061 for the same period in 2004. The increase was due to increased work performed on a Phase II Small Business Innovation Research grant for $523,612 from the Department of Energy that was awarded in 2003. This award was to develop an advanced method to manufacture continuous reacted lengths of High Tc
Superconductor: Bismuth Strontium Calcium Copper Oxide - 2212 Wire. Revenues of $231,738 and $181,376 from this grant are included in the first nine months of revenues for 2005 and 2004, respectively. The Company has been granted a no cost extension until March 30, 2006 to allow the Company's partners to complete their work.

GROSS MARGIN

Gross margin for the first nine months of 2005 was $477,370 or 20.7% of total revenue compared to $156,811 or 9.7% for the same period in 2004. Gross margin on product revenue was 23.1% in through September 30, 2005 versus 12.1% through September 30, 2004. The increase was due to higher sales, which resulted from increased production that led to improved operating efficiencies. Gross margin on contract research revenue was 0.0% and (7.9%) for the nine months ended September 30, 2005 and 2004, respectively. The negative margin in 2004 was due to the Company's cost share of a contract that was reimbursed at 50% and that ended in 2004.

SELLING EXPENSE

Selling expense for the nine months ended September 30, 2005 decreased to $167,518 from $185,112 in 2004, a decline of 9.5%. This was primarily due to a decrease in expenses related to trade shows.

GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expense for the nine months ended September 30, 2005 decreased to $544,177 from $667,601 for the same period in 2004, or 18.5%. The decrease was due primarily to the relocation of the Company's facility that took place in 2004, of which $73,508 was expensed for this purpose. Non-employee stock warrants were granted as compensation for consulting services, for which $35,586 was expensed in 2004.

RESEARCH AND DEVELOPMENT EXPENSE

Internal research and development costs are expensed as incurred. Internal research and development costs for the nine months ended September 30, 2005 were $(16,310) compared to $5,382 for the same period in 2004. Internal research and development costs decreased due to an increase in contract research expenses, which resulted in internal expenses being absorbed by the grant into cost of goods sold for contract research.

INTEREST EXPENSE

Interest expense was $67,402 and $19,778 for the nine months ended September 30, 2005 and 2004, respectively. Interest expense to related parties was $64,263 and $14,291 for the nine months ended September 30, 2005 and 2004, respectively. The increase was primarily due to the interest incurred as a result of the notes payable to a director.

LOSS APPLICABLE TO COMMON SHARES

BASIC

Loss applicable to common shares was $319,595 and $911,844 for the nine months ended September 30, 2005 and 2004, respectively. Net loss per common share based on the loss applicable to common shares for the nine months ended September 30, 2005 and 2004 was $0.13 and $0.43, respectively. The loss applicable to common shares includes the net loss from operations and Series B preferred stock dividends. The net loss per common share from operations was $0.12 and $0.42 for the nine months ended September 30, 2005 and 2004, respectively.

Dividends on the Series B preferred stock accrue at 10% annually on the outstanding shares. Dividends on the Series B preferred stock totaled $18,889 and $18,888 for the nine months ended September 30, 2005 and 2004, respectively.

Basic loss per common share for the nine months ended September 30, 2005, was $0.13 per share with 2,448,906 weighted average common shares outstanding as compared to $0.43 per share and 2,137,667 weighted average common shares outstanding for the nine months ended September 30, 2004.

DILUTED

Diluted loss per common share for the nine months ended September 30, 2005 was $0.13 per share with 2,448,906 average common shares outstanding as compared to $0.43 per share and 2,137,667 weighted average common shares outstanding for the nine months ended September 30, 2004. For the nine months ended September 30, 2005 and 2004, all outstanding common stock equivalents are anti-dilutive due to the net loss.

LIQUIDITY AND WORKING CAPITAL

At September 30, 2005, working capital was $(337,744) compared to $(108,778) at September 30, 2004. The decrease was due to a reduction in cash from operations, as well as a reduction in cash restricted for equipment purchases for the TFAF grant in the amount of $150,469. Also, an increase in notes payable, shareholders, reduced working capital. The Company used cash from operations of approximately $347,000 and $242,000 for the nine months ended September 30, 2005 and September 30, 2004, respectively. Significant non-cash items including depreciation, accretion and amortization, warrants issued for consulting, debt conversion expense, inventory reserve on excess and obsolete inventory, and allowance for doubtful accounts were approximately $155,000 and $378,000, respectively, for the nine months ended September 30, 2005 and 2004. Accounts receivable, inventory and prepaids increased in excess of increases in accounts payable and accrued expenses by approximately $201,000 for the nine months ended September 30, 2005. Accounts payable and accrued expenses increased in excess of increases in accounts receivable, inventory and prepaids by approximately $271,000 for the nine months ended September 30, 2004.

For investing activities, the Company used cash of approximately $43,000 and $423,000, for the nine months ended September 30, 2005 and September 30, 2004, respectively. The amounts invested were used to purchase machinery and equipment for increased production capacity and for leasehold improvements for the new facility. Proceeds on sale of equipment totaled $250 and $1,602 for the nine months ended September 30, 2005 and September 30, 2004, respectively.

For financing activity for the nine months ended September 30, 2005, the Company provided cash of approximately $411,000. Cash payments to third parties for capital lease obligations approximated $25,000. Proceeds from notes payable totaled $300,000. Proceeds from sale of common stock were $136,000.

For financing activity for the nine months ended September 30, 2004, the Company provided cash of approximately $681,000. Cash payments to third parties for capital lease obligations approximated $29,000; proceeds from notes payable totaled $150,000. Net proceeds from sale of common stock was $707,000 and proceeds from the exercise of stock options totaled $3,500. Cash payments for notes payable were $150,000.

While certain major shareholders of the Company have advanced funds in the form of secured debt, subordinated debt, accounts payable and guaranteeing bank debt in the past, there is no commitment by these individuals to continue funding the Company or guaranteeing bank debt in the future. The Company will continue to seek new financing or equity financing arrangements.

However, the Company cannot be certain that it will be successful in efforts to raise additional funds.

In November of 2004, Robert Peitz, a member of the Company's Board of Directors, agreed to loan the Company up to $200,000 for working capital, to be drawn by the Company in increments of $50,000. The interest rate was Huntington National Bank's prime rate plus 2%, which accrued and compounded monthly. The loan was secured by the Company's assets and perfected by the filing of a UCC-1 financing statement. For each $50,000 increment drawn on the loan the director received 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. On November 3, 2004, $100,000 was drawn on the loan. An additional $50,000 was drawn on the loan on January 7, 2005 and also on April 1, 2005. The loan balance (principal and accrued interest) was repaid in October 2005.

In April of 2005, Robert Peitz, the same director who agreed to provide a secured loan for $200,000 to the Company in November 2004, agreed to provide an additional $200,000 secured loan to the Company for working capital. The interest rate of 10% per annum accrued and compounded monthly. On April 14, 2005, $100,000 was drawn on this loan. $100,000 was also drawn on the loan on May 20, 2005. Because the Company completed equity financing of at least $500,000 during the fourth quarter of 2005, the principal and accrued interest totaling $209,110 automatically converted to 104,555 shares of common stock, without par value, at a conversion rate of $2.00 per share. As part of the conversion, the director also received warrants to purchase an aggregate of 26,139 shares of the Company's common stock, without par value, at a purchase price of $3.00 per share, exercisable until October 2010.

During October 2005, the Company entered into an agreement with the Estate of Edward R. Funk. The Company was indebted to the estate in the amount of $188,411.71. The estate agreed to cancel $188,000 of the indebtedness in exchange for 94,000 shares of common stock and warrants to purchase an additional 23,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the estate $411.71 in full satisfaction of the remaining amount of the indebtedness.

Also, during October 2005, the Company entered into an agreement with the Estate of Ingeborg V. Funk. The Company was indebted to the estate in the amount of $100,980.21. The estate agreed to cancel $100,000 of the indebtedness in exchange for 50,000 shares of common stock and warrants to purchase an additional 12,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the estate $980.21 in full satisfaction of the remaining amount of the indebtedness.

In addition, during October 2005, the Company entered into an agreement with Porter, Wright, Morris & Arthur LLP (PWMA). The Company was indebted to PWMA for legal services rendered by PWMA to the Company. PWMA agreed to cancel $90,000 of the indebtedness in exchange for 45,000 shares of common stock and warrants to purchase an additional 11,250 shares of common stock at $3.00 per share exercisable until October 2010.

                             DESCRIPTION OF PROPERTY

The Company's current office and manufacturing facilities are located at 2839 Charter Street, Columbus, Ohio, where it occupies approximately 32,000 square feet. The Company moved its operations into this facility in March 2004. The Company's lease on the property expires on August 16, 2014.

The Company is current on all operating lease liabilities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONVERTIBLE PROMISSORY NOTES AND STOCK PURCHASE WARRANTS

On January 7, 2000, the Company issued common stock purchase warrants at $2.50 (fair market value at date of grant) per common share for 150,000 shares of common stock related to the subordinated notes payable to Edward R. and Ingeborg
V. Funk. The warrants are 100% vested and expire ten years from the date of grant of January 7, 2000. The Estate of Edward R. Funk and the Estate of Ingeborg V. Funk are both greater than 5% beneficial owners of the Company.

On June 30, 2003, the Company issued a $100,000 convertible promissory note payable to Windcom Investments SA, a greater than 5% beneficial owner of the Company. The interest on the convertible promissory note was determined by the Prime Commercial Rate in effect at Bank One, N.A., Columbus, Ohio. In addition, the Company issued to Windcom Investments SA, warrants to purchase 20,333 shares of the Company's common stock at $1.00 per share. The warrants vested according to the following schedule: (1) 8,333 vested on the date of grant; and (2) 12,000 vested at a rate of 333 per month for 32 months, then 336 per month for 4 months. On May 13, 2004, in accordance with the terms of the convertible promissory note, the balance and accrued and unpaid interest owed automatically converted to 43,119 shares of common stock after the Company raised over $500,000 in private equity financing. As of May 13, 2004, the vested warrants were fixed at 11,633, which expire in June 2008; no additional warrants will vest. In connection with the private equity financing, the Company also issued to Windcom Investments SA 8,623 warrants to purchase shares of common stock at $2.88 per share, which will expire in May 2009.

On June 30, 2003, the Company issued to the Estate of Edward R. Funk, warrants to purchase 10,000 shares of common stock at $1.00 per share in connection with a lease guarantee. The warrants vest according to the following schedule: (1) 4,600 vest on the date of grant; and (2) 5,400 vest at a rate of 150 per month for 36 months. As of December 31, 2005, the vested warrants totaled 9,100, which will expire in June 2008.

On June 30, 2003, the Company issued three $166,666.67 convertible promissory notes payable to Laura F. Shunk, Daniel A. Funk and Robert H. Peitz, respectively. Mr. Peitz is a greater than 5% beneficial owners of the Company. Mr. Peitz also currently serves as a director on the Company's Board of Directors. The interest on the convertible promissory notes was determined by the Prime Commercial Rate in effect at Bank One, N.A., Columbus, Ohio. In addition, the Company issued to each of Messrs. Funk and Peitz, and Ms. Shunk warrants to purchase 33,889 shares of the Company's common stock at $1.00 per share. The warrants vested according to the following schedule: (1) 13,889 vested on the date of grant; and (2) 20,000 vested at a rate of 556 per month for 32 months, then 552 per month for four months. On May 13, 2004, in accordance with the terms of the convertible promissory notes, the balance and accrued and unpaid interest owed on each note automatically converted to 71,873 shares of common stock after the Company raised over $500,000 in private equity financing. As of May 13, 2004, the vested warrants were fixed at 19,449, which expire in June 2009; no additional warrants will vest. In connection with the private equity financing, the Company also issued to each Messrs. Funk and Peitz, and Ms. Shunk 14,374 warrants to purchase shares of common stock at $2.88 per share, which expire in May 2009.

In November of 2004, Robert Peitz, a member of the Company's Board of Directors, agreed to loan the Company up to $200,000 for working capital, to be drawn by the Company in increments of $50,000. The interest rate was Huntington National Bank's prime rate plus 2%, which accrued and compounded monthly. The loan was secured by the Company's assets and perfected by the filing of a UCC-1 financing statement. For each $50,000 increment drawn on the loan the director received 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. On November 3, 2004, $100,000 was drawn on the loan. An additional $50,000 was drawn on the loan on January 7, 2005 and also on April 1, 2005. The loan balance (principal and accrued interest) was repaid in October 2005.

In April of 2005, Robert Peitz, the same director of the Company who agreed to provide a secured loan for $200,000 to the Company in November 2004, agreed to provide an additional $200,000 secured loan to the Company for working capital. The interest rate of 10% per annum accrued and compounded monthly. On April 14, 2005, $100,000 was drawn on this loan. $100,000 was also drawn on the loan on May 20, 2005. Because the Company completed equity financing of at least $500,000 during the fourth quarter of 2005, the principal and accrued interest totaling $209,110 automatically converted to 104,555 shares of common stock, without par value, at a conversion rate of $2.00 per share. As part of the conversion, the director also received warrants to purchase an aggregate of 26,139 shares of the Company's common stock, without par value, at a purchase price of $3.00 per share, which expire in October 2010.

CONVERSION AGREEMENTS

During October 2005, the Company entered into an agreement with the Estate of Edward R. Funk. the Company was indebted to the estate in the amount of $188,411.71. The estate agreed to cancel $188,000 of the indebtedness in exchange for 94,000 shares of common stock and warrants to purchase an additional 23,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the estate $411.71 in full satisfaction of the remaining amount of the indebtedness.

Also, during October 2005, the Company entered into an agreement with the Estate of Ingeborg V. Funk. The Company was indebted to the estate in the amount of $100,980.21. The estate agreed to cancel $100,000 of the indebtedness in exchange for 50,000 shares of common stock and warrants to purchase an additional 12,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the estate $980.21 in full satisfaction of the remaining amount of the indebtedness.

LEGAL SERVICES

Curtis A. Loveland is the Secretary of the Company and is the beneficial owner of greater than 5% of the outstanding common stock of the Company, which ownership Includes (i) 41,000 shares of common stock, which can be acquired by Mr. Loveland under stock options exercisable within 60 days of February 6, 2006;
(ii) 435,956 shares of common stock beneficially owned as the executor of the Estate of Edward R. Funk, of which 127,600 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of February 6, 2006; (iii) 477,852 shares of common stock beneficially owned by Mr. Loveland as the executor of the Estate of Ingeborg V. Funk, of which 102,500 shares of common stock can be acquired by Mr. Loveland on behalf of the estate under stock options and warrants exercisable within 60 days of February 6, 2006; and (iv) 283,756 shares beneficially owned by Mr. Loveland as the trustee of generation-skipping irrevocable trusts established by Edward R. and Ingeborg V. Funk. Mr. Loveland is also a partner with Porter, Wright, Morris & Arthur LLP, the Company's legal counsel. For the year ended December 31, 2005, the Company incurred fees to Porter, Wright, Morris & Arthur LLP in the amount of $98,308.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET FOR COMMON STOCK

The Company's common stock currently trades on the OTC Bulletin Board under the symbol "SCCI" The following table sets forth for the periods indicated the high and low bid prices for the Company's common stock.

                                             HIGH    LOW
                                            -----   -----
FISCAL 2004
   Quarter Ended March 31, 2004             $4.05   $2.30
   Quarter Ended June 30, 2004               3.00    2.30
   Quarter Ended September 30, 2004          2.90    2.43
   Quarter Ended December 31, 2004           2.90    2.40

FISCAL 2005
   Quarter Ended March 31, 2005              2.50    1.75
   Quarter Ended June 30, 2005               3.05    1.75
   Quarter Ended September 30, 2005          2.95    2.25
   Quarter Ended December 31, 2005           5.50    2.25

FISCAL 2006
   First Quarter through February 6, 2006    5.50    3.75

The quotations provided herein may reflect inter-dealer prices without retail mark-up, markdown, or commissions, and may not represent actual transactions.

As discussed above, at the present time, the Company's common stock trades on the OTC Bulletin Board. Based on its trading price, the Company's common stock is considered a "penny stock" for purposes of federal securities laws, and therefore is subject to certain regulations, which are summarized below.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock." Specifically, Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act") impose sales practice and disclosure requirements on NASD broker-dealers who make a market in a "penny stock." Securities and Exchange Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and that is not listed on The NASDAQ SmallCap Stock Market or a major stock exchange. These regulations affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of the Company's common stock to sell their shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As long as the penny stock regulations apply to the Company's stock, it may be difficult to trade such stock because compliance with the regulations can delay and/or preclude certain trading transactions. Broker-dealers may be discouraged from effecting transactions in the Company's stock because of the sales practice and disclosure requirements for penny stock. This could adversely effect the liquidity and/or price of the Company's common stock, and impede the sale of the Company's stock in the secondary market.

HOLDERS OF RECORD

As of December 31, 2005, there were approximately 468 holders of record of the common stock of the Company and 3,425,915 shares outstanding. There were approximately 46 holders of Series B Preferred and as of December 31, 2005 there were 25,052 shares outstanding.

DIVIDENDS

The Company has never paid cash dividends on its common stock and does not expect to pay any dividends in the foreseeable future. The Company intends to retain future earnings for use in the business.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth information regarding compensation paid each of the Company's last three fiscal years to the Company's Chief Executive Officer, who is the Company's only executive officer whose combined salary and bonus exceeded $100,000 for the year ended December 31, 2005 (the "Named Executive Officer"). Mr. Rooney has an employment contract that entitles him to 100% of his compensation for six months following his termination without cause. Following the initial six month period after his termination, Mr. Rooney is also entitled to receive six months of pay at a rate of 50% of his compensation at the time of his termination.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                             AWARDS
                                                                    ------------------------
                                              ANNUAL COMPENSATION    RESTRICTED    SECURITIES
                                              -------------------      STOCK       UNDERLYING     ALL OTHER
                                                SALARY    BONUS        AWARD        OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       ($)      ($)          ($)           (#)            ($)
---------------------------            ----    --------   ------     ----------   -----------   ------------
DANIEL ROONEY                          2005    $140,000   $5,000         --          15,000          --

President, Chief Executive Officer     2004    $137,172       --         --          10,000          --
and Chairman of the Board of
Directors                              2003    $133,218       --         --              --          --

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows grants of options to purchase the Company's common stock to the Company's Named Executive Officer during fiscal 2005.

                   NUMBER OF
                   SECURITIES     % OF TOTAL OPTIONS
                   UNDERLYING         GRANTED TO
                OPTIONS GRANTED      EMPLOYEES IN      EXERCISE PRICE
     NAME             (#)            FISCAL YEAR          ($/SHARE)     EXPIRATION DATE
-------------   ---------------   ------------------   --------------   ---------------
Daniel Rooney        15,000              37.5%              $2.40           3/8/15

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides certain information regarding the number and value of stock options held by the Company's Named Executive Officer at December 31, 2005.

                                         NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                   SHARES                 UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                ACQUIRED ON    VALUE              YEAR-END (#)                    YEAR-END ($)(1)
                  EXERCISE    REALIZED   -------------------------------   ------------------------------
     NAME           (#)        ($)(2)     EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
-------------   -----------   --------    -----------   -------------        -----------   -------------
Daniel Rooney        --          --         125,000           --               $470,500          --

----------
(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($5.50 at December 31, 2005). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2) If shares were acquired on exercise, the value realized would be calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company's common stock on the date of exercise over the exercise price of the stock option.

                                  LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215.

                                     EXPERTS

The financial statements of Superconductive Components, Inc. as of December 31, 2003 and 2004, and for the years then ended, have been included herein and in the Registration Statement in reliance upon the report of Hausser + Taylor LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Superconductive Components, Inc.

   Report of Independent Registered Public Accounting Firm                F-2

   Balance Sheet as of December 31, 2004                                  F-3

   Statements of Operations for the years ended
      December 31, 2004, and December 31, 2003                            F-5

   Statements of Shareholders' Equity for the years ended
      December 31, 2004, and December 31, 2003                            F-7

   Statements of Cash Flows for the years ended
      December 31, 2004, and December 31, 2003                            F-8

   Notes to the Financial Statements                                     F-10

Unaudited Financial Statements of Superconductive Components, Inc.

   Balance Sheets as of September 30, 2005 (unaudited) and
      December 31, 2004                                                  F-30

   Statements of Operations for the three months and nine months ended
      September 30, 2005, and September 30, 2004 (unaudited)             F-32

   Statements of Cash Flows for the nine months ended
      September 30, 2005, and September 30, 2004 (unaudited)             F-33

   Notes to the Financial Statements (unaudited)                         F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Superconductive Components, Inc.
Columbus, Ohio

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have audited the accompanying balance sheet of Superconductive Components, Inc. as of December 31, 2004, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superconductive Components, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has experienced recurring losses from operations, negative cash flow from operations and liquidity shortfall all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HAUSSER + TAYLOR LLC

Columbus, Ohio
February 23, 2005

SUPERCONDUCTIVE COMPONENTS, INC.
BALANCE SHEET AS OF DECEMBER 31, 2004

                                                               DECEMBER 31,
                                                                   2004
                                                               ------------
ASSETS
CURRENT ASSETS
   Cash                                                        $    47,095
   Cash, restricted for equipment                                  142,968
   Accounts and notes receivable
      Trade, less allowance for doubtful accounts of $33,176       167,394
      Employees                                                        100
Inventories                                                        535,171
Prepaid expenses                                                    12,626
                                                               -----------
         Total current assets                                      905,354
                                                               -----------
PROPERTY AND EQUIPMENT,
AT COST
   Machinery and equipment                                       2,143,791
   Furniture and fixtures                                           22,586
   Leasehold improvements                                          280,791
   Construction in progress                                         52,048
                                                               -----------
                                                                 2,499,216
   Less accumulated depreciation                                (1,641,356)
                                                               -----------
                                                                   857,860
                                                               -----------
OTHER ASSETS
   Deposits                                                          8,755
   Intangibles                                                      37,070
                                                               -----------
         Total other assets                                         45,825
TOTAL ASSETS                                                   $ 1,809,039
                                                               ===========

CONTINUED

   The accompanying notes are an integral part of these financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
BALANCE SHEET AS OF DECEMBER 31, 2004 (CONTINUED)

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                              DECEMBER 31,
                                                                                  2004
                                                                              ------------
CURRENT LIABILITIES
   Capital lease obligation, current portion                                   $    33,522
   Capital lease obligation, shareholder, current portion                           68,428
   Note payable shareholders, current portion                                      252,886
   Accounts payable                                                                230,097
   Accounts payable, shareholders                                                    7,920
   Accrued contract expenses, restricted for equipment                             142,968
   Accrued contract expenses                                                       175,971
   Accrued personal property taxes                                                  47,671
   Accrued interest, shareholders                                                   31,891
   Deferred contract revenue                                                        83,739
   Accrued expenses                                                                113,043
                                                                               -----------
      Total current liabilities                                                  1,188,136
                                                                               -----------
CAPITAL LEASE OBLIGATION, NET OF
   CURRENT PORTION                                                                  38,935
                                                                               -----------
COMMITMENTS AND CONTINGENCIES                                                           --
                                                                               -----------
SHAREHOLDERS' EQUITY
   Convertible preferred stock, Series B, 10% cumulative, nonvoting, no par value, $10 stated value, optional redemption at 103%; 25,185 shares
      issued and outstanding                                                       309,776
   Common stock, no par value, authorized 15,000,000 shares;
      2,439,360 shares issued and outstanding                                    7,541,653
   Additional paid-in capital                                                      558,674
   Accumulated deficit                                                          (7,828,135)
                                                                               -----------
                                                                                   581,968
                                                                               -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $ 1,809,039
                                                                               ===========

   The accompanying notes are an integral part of these financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 2004, AND 2003

                                                  2004         2003
                                              -----------   ----------
SALES REVENUE                                 $ 1,915,732   $2,021,653
CONTRACT RESEARCH REVENUE                         257,132      246,835
                                              -----------   ----------
                                                2,172,864    2,268,488
                                              -----------   ----------
COST OF SALES REVENUE                           1,675,729    1,678,454
INVENTORY WRITE-DOWN                                   --      133,015
COST OF CONTRACT RESEARCH                         270,763      154,363
                                              -----------   ----------
                                                1,946,492    1,965,832
                                              -----------   ----------
GROSS MARGIN                                      226,372      302,656
GENERAL AND ADMINISTRATIVE EXPENSES               884,000      778,758
SALES AND PROMOTIONAL EXPENSES                    236,235      214,691
                                              -----------   ----------
LOSS FROM OPERATIONS                             (893,863)    (690,793)
                                              -----------   ----------
OTHER INCOME (EXPENSE)
   Interest income                                  2,299        2,499
   Interest expense                               (28,877)     (34,002)
   Debt conversion expense (note 6)              (175,362)          --
   Gain/(loss) on disposal of equipment            (2,140)       6,157
   Miscellaneous, net                              (1,879)      11,149
                                              -----------   ----------
                                                 (205,959)     (14,197)
                                              -----------   ----------
LOSS BEFORE PROVISION FOR INCOME TAX           (1,099,822)    (704,990)
INCOME TAX EXPENSE                                     --           --
                                              -----------   ----------
NET LOSS BEFORE CUMULATIVE EFFECT OF A
   CHANGE IN ACCOUNTING                        (1,099,822)    (704,990)
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING            --      (15,886)
                                              -----------   ----------
NET LOSS                                       (1,099,822)    (720,876)

CONTINUED

   The accompanying notes are an integral part of these financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 2004, AND 2003 (CONTINUED)

                                                  2004         2003
                                              -----------   ----------
DIVIDENDS ON PREFERRED STOCK                  $   (25,185)  $  (25,185)
                                              -----------   ----------
LOSS APPLICABLE TO COMMON SHARES              $(1,125,007)  $ (746,061)
                                              ===========   ==========
EARNINGS PER SHARE - BASIC AND DILUTED
   (Note 2)
NET LOSS PER COMMON SHARE BEFORE CUMULATIVE
   EFFECT OF A CHANGE IN ACCOUNTING
   Basic                                      $     (0.50)  $    (0.39)
                                              ===========   ==========
   Diluted                                    $     (0.50)  $    (0.39)
                                              ===========   ==========
NET LOSS PER COMMON SHARE AFTER CUMULATIVE
   EFFECT OF A CHANGE IN ACCOUNTING
   Basic                                      $     (0.51)  $    (0.41)
                                              ===========   ==========
   Diluted                                    $     (0.51)  $    (0.41)
                                              ===========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                        2,212,884    1,823,256
                                              ===========   ==========
   Diluted                                      2,212,884    1,823,256
                                              ===========   ==========

          See accompanying notes to consolidated financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY FOR YEARS ENDED DECEMBER 31, 2004, AND 2003

                                                      CONVERTIBLE                    ADDITIONAL
                                                       PREFERRED                       PAID-IN    ACCUMULATED
                                                    STOCK, SERIES B   COMMON STOCK     CAPITAL      DEFICIT        TOTAL
                                                    ---------------   ------------   ----------   -----------   -----------
BALANCE 12/31/02                                        $259,406       $6,378,216     $ 85,078    $(6,007,437)  $   715,263
Accretion of cumulative dividends                         25,185               --      (25,185)            --            --
Net loss                                                      --               --           --       (720,876)     (720,876)
                                                        --------       ----------     --------    -----------   -----------
BALANCE 12/31/03                                         284,591        6,378,216       59,893     (6,728,313)       (5,613)
Accretion of cumulative dividends                         25,185               --      (25,185)            --            --
Proceeds from exercise of common stock options                --            3,500           --             --         3,500
Proceeds from sale of common stock (net) (Note 7)             --          596,207      110,908             --       707,115
Conversion of debt to common stock (Note 7)                   --          563,730      366,478             --       930,208
Common stock warrants issued with debt (Note 6)               --               --       19,890             --        19,890
Common stock warrants issued for consulting
   services (Note 7)                                          --               --       26,690             --        26,690
Net loss                                                      --               --           --     (1,099,822)   (1,099,822)
                                                        --------       ----------     --------    -----------   -----------
BALANCE 12/31/04                                        $309,776       $7,541,653     $558,674    $(7,828,135)  $   581,968
                                                        ========       ==========     ========    ===========   ===========

          See accompanying notes to consolidated financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF CASH FLOWS

                                                               2004         2003
                                                           -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                $(1,099,822)  $(720,876)
                                                           -----------   ---------
   Adjustments to reconcile net loss to net cash used
      in operating activities:
      Depreciation                                             199,283     212,031
      Amortization and accretion                                 3,088       3,088
      Warrants issued for consulting and debt                   30,005          --
      Debt conversion expense                                  175,362          --
      Cumulative effect of a change in accounting                   --      15,886
      (Gain) Loss on sale of equipment                           2,141      (6,157)
      Inventory reserve                                        (28,923)     18,330
      Provision for doubtful accounts                           (8,176)      7,000
      Changes in operating assets and liabilities:
         (Increase) decrease in assets:
         Accounts receivable                                   (32,638)    124,530
         Inventories                                            (5,716)    136,570
         Prepaid expenses                                       17,572       3,736
         Other assets                                             (892)     (7,863)
      Increase (decrease) in liabilities:
         Accounts payable                                        7,980    (107,576)
         Accrued expenses                                      327,220     130,740
                                                           -----------   ---------
            Total adjustments                                  686,306     530,315
                                                           -----------   ---------
               Net cash used in operating activities          (413,516)   (190,561)
                                                           -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds on sale of equipment                                 1,602       6,157
   Purchases of property and equipment                        (437,820)   (157,419)
                                                           -----------   ---------
               Net cash used in investing activities          (436,218)   (151,262)
                                                           -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable, shareholders                    250,000     600,000
   Principal payments on notes payable, shareholders          (150,000)         --
   Proceeds from exercise of common stock options                3,500          --
   Proceeds from sale of common stock (net)                    707,115          --
   Principal payments on capital lease obligations             (37,758)    (40,144)
                                                           -----------   ---------
               Net cash provided by financing activities       772,857     559,856
                                                           -----------   ---------

CONTINUED

   The accompanying notes are an integral part of these financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                             2004       2003
                                                           --------   --------
NET INCREASE (DECREASE) IN CASH                            $(76,877)  $218,032
CASH - Beginning of period                                  266,940     48,908
                                                           --------   --------
CASH - End of period                                       $190,063   $266,940
                                                           ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
   Cash paid during the years for:
      Interest, net                                        $  6,749   $  7,295
      Income taxes                                         $     --   $     --
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES
   Property and equipment was purchased by capital lease   $ 46,494   $     --
   Note payable converted to equity                        $729,700   $     --
   Accrued interest converted to equity                    $ 25,491   $     --
   Machinery & Equipment and accrued asset retirement
      obligation                                           $ 12,330   $ 30,236
   Series A Redeemable Convertible Preferred stock
      converted to Notes Payable, Shareholders             $     --   $121,770
   Accrued interest converted to notes payable,
      shareholder                                          $     --   $  7,585

          See accompanying notes to consolidated financial statements

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS ORGANIZATION AND PURPOSE

          Superconductive Components, Inc. (the Company) is an Ohio corporation that was incorporated in May 1987. The Company was formed to develop, manufacture and sell materials using superconductive principles. Operations have since been expanded to include the manufacture and sale of non-superconductive materials. The Company's domestic and international customer base is primarily in the thin film battery, high temperature superconductor, photonics and optical coatings industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Inventories - Inventories are stated at the lower of cost or market on an acquired or internally produced lot basis, and consist of raw materials, work-in-process and finished goods. Cost includes material, labor, freight and applied overhead. Inventory reserves are established for obsolete inventory and excess inventory quantities based on management's estimate of net realizable value. The inventory reserve decreased $28,923 during 2004 and increased $18,330 during 2003. The decrease in the reserve for 2004 is a result of a portion of obsolete inventory sold at reduced prices.

          The Company enters into cancelable purchase commitment arrangements with some suppliers. Estimated purchase commitments to these suppliers approximate $221,000 at December 31, 2004. The Company can cancel these commitments at the Company's discretion without penalty.

     B. Property and Equipment - Property and equipment are carried at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the assets for financial reporting purposes and allowable accelerated methods for tax purposes. Useful lives range from ten years on certain furniture and fixtures and leasehold improvements to three years on computer equipment. Expenditures for renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to operations as incurred.

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, a loss is recognized for the difference. There have been no such impairment adjustments.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     C. Research and Development - Internal research and development costs are expensed as incurred. Research and development expenses for the years ended December 31, 2004 and 2003 were $30,862 and $93,096, respectively.

          Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. These contracts vary from six months to three years in duration. The terms of the contracts, which are fixed price, require the Company to submit final reports and/or progress reports to the sponsor. While the contracts are subject to cancellation, management believes that the Company will comply with all terms of the contracts and that all of the amounts awarded to the Company will be collected.

          Research revenue and expenses associated to third parties are separately identified in the Statements of Operations.

          During 2004 and 2003, the Company earned $257,132 and $246,835, respectively, in contract revenue. There is deferred revenue of $83,739 at December 31, 2004.

          During 2003 the Company was awarded a twenty-four month contract in the amount of $523,612 that began June 27, 2003.

     D. Equipment - The Company received funds of $517,935 from the Ohio Department of Development's Third Frontier Action Fund (TFAF) for the purpose of equipment related to the grant's purpose. Additionally, the Company received $27,500 as part of its contract with the Department of Energy for the purchase of equipment related to the contract's purpose. The Company has elected to record the funds disbursed as a contra asset; therefore, the assets are not reflected in the Company's financial statements. As assets are purchased, the liability initially created when the cash was received is reduced with no revenue recognized or fixed asset recorded on the balance sheet. At, December 31, 2004, the Company has disbursed $374,967 of the funds received from TFAF. Funds received and not disbursed totaling $142,968 is included in current liabilities at December 31, 2004. The grant and contract both provide that as long as the Company performs in compliance with the grant/contract, the Company retains the rights to the equipment. Management states that the Company will be in compliance with the requirements and, therefore, will retain the equipment at the end of the grant/contract.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     E. Licenses - The Company has secured licenses to produce various superconductive materials for periods up to the expiration of the applicable patents. The license fees, included in "Other Assets" on the balance sheet, are being amortized over the expected life of the agreement or applicable patent, which is seventeen years. Cost and accumulated amortization of licenses at December 31, 2004 are $21,000 and $11,454, respectively. Amortization expense was $1,259 for the years ended December 31, 2004 and 2003. Amortization expense is estimated to be $1,259 for each of the next five years.

     F. Patent - The Company has secured patents for manufacturing processes used in its operations. Costs incurred to secure the patents have been capitalized, included in "Other Assets" on the balance sheet, and are being amortized over the life of the patents. Cost and accumulated amortization of the patent at December 31, 2003 are $36,473 and $8,948, respectively. Amortization expense was $1,830 and $1,830 for the years ended December 31, 2004 and December 31, 2003, respectively. Amortization expense is estimated to be $1,830 for each of the next five years.

     G. Income Taxes - Income taxes are provided for by utilizing the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using presently enacted tax rates. Deferred tax assets are recognized for net operating loss carryforwards, reduced by a valuation allowance which is established when "it is more likely than not" that some portion or all of the deferred tax assets will not be recognized.

     H. Stock Based Compensation - The Company utilizes the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees" which utilized a fair value based method. The Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation", utilized a fair value based method. The FASB requires disclosure for new employee stock options of the impact to the financial statements of utilizing the intrinsic value versus the fair value based method. For stock based compensation other than employees, the Company utilizes the fair value method as provided for in FASB #123.

          The Company's pro forma information for the years ended December 31, 2004 and 2003 in accordance with the provisions of FASB #123 is provided below. For purposes of pro forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period. The following table compares 2004 and 2003 results as reported to the results had the Company adopted the expense recognition provisions of FASB #123.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                            2004         2003
                                        -----------   ---------
Net loss applicable to common shares:
   As reported                          $(1,125,007)  $(746,061)
   Stock-based compensation, net of
      Tax for pro forma                      (6,237)     (4,983)
                                        -----------   ---------
   Pro forma net loss under SFAS #123   $(1,131,244)  $(751,044)

Basic and diluted loss per share:
   As reported                          $     (0.51)  $   (0.41)
   Pro forma under SFAS #123            $     (0.51)  $   (0.41)

          For the years ended December 31, 2004 and 2003, there was no stock-based employee compensation cost included in the determination of net loss as reported.

     I Income (Loss) Per Common Share -- Income (loss) per common share amounts are based on the weighted average number of shares outstanding. Due to the net loss in 2004 and 2003, the assumed conversion of preferred stock and exercise of stock options and warrants are anti-dilutive and have not been considered in the calculation of per share amounts.

     J. Statements of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with maturity of three months or less to be cash. No such investments were purchased.

     K. Concentrations of Credit Risk - The Company's cash balances, which are at times in excess of federally insured levels, are maintained at a large regional bank, and are continually monitored to minimize the risk of loss. The Company grants credit to its customers, who are varied in terms of size, geographic location and financial strength. Customer balances are continually monitored to minimize the risk of loss.

          The Company had one major customer in 2004 and 2003, which accounted for approximately $243,000 and $428,000, respectively, of the total revenue and $10,000 of the trade accounts receivable at December 31, 2004.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     L. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     M. Fair Value - The estimated fair value of amounts reported in the financial statements have been determined using available market information and valuation methodologies, as applicable (see Note 12).

     N. Revenue Recognition - Revenue from product sales is recognized upon shipment to customers. Provisions for discounts, returns and other adjustments are provided for in the same period as the related sales are recorded. Deferred revenues represents cash received in advance of the contract revenues earned. Revenue from contract research provided for third parties is recognized when the contracted work has been performed or as milestone results have been achieved.

     O. Accounts Receivable - The Company extends unsecured credit to customers under normal trade agreements, which require payment within 30 days. Accounts greater than 90 days past due, which amounted to $0 and $0 of net receivables for the years ended December 31, 2004 and 2003, respectively are considered delinquent. The Company does not charge interest on delinquent trade accounts receivable. Accounts greater than one year past due, which amount to $0 and $0 of net receivables for the years ended December 31, 2004 and 2003 are placed on non-accrual status. Unless specified by the customer, payments are applied to the oldest unpaid invoice. Accounts receivable are presented at the amount billed.

          Management estimates an allowance for doubtful accounts, which were $33,176 and $25,000 as of December 31, 2004 and 2003, respectively. The estimate is based upon management's review of delinquent accounts and an assessment of the Company's historical evidence of collections. Bad debt expense of $26,498 and $0 was recognized for the years ended December 31, 2004 and 2003, respectively as a result of this estimate. Specific accounts are charged directly to the reserve when management obtains evidence of a customer's insolvency or otherwise determines that the account is uncollectible. Charge-offs of specific accounts for the years ended December 31, 2004 and 2003 totaled $18,000 and $35,000 respectively. $6,000 in 2004 was for a former employee and $35,000 in 2003 was for a related party.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     P. Intangible Assets - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires certain intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required. There were no impairment adjustments for the years ended December 31, 2004 and 2003.

     Q. Recently Issued Accounting Standards - In December 2004, the FASB issued SFAS No. 123 (Revised), Shared Based Payment. SFAS No. 123R replaces SFAS No. 123, Accounting for Stock Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Compensation costs will be recognized over the vesting period of the award. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of SFAS No. 123 is to record the additional compensation expenses on the financial statements that is currently disclosed in Note 2H.

NOTE 3. INVENTORIES

          Inventories consist of the following at December 31, 2004:

Raw materials                         $340,148
Work-in-progress                       142,390
Finished goods                         168,163
                                      --------
                                       650,701
Less reserve for obsolete inventory    115,530
                                      --------
                                      $535,171
                                      ========

NOTE 4. NOTES PAYABLE - BANK

          The Company had a bank line of credit in the amount of $100,000, interest at prime. This line of credit matured June 30, 2003 and was not renewed.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. LEASE OBLIGATIONS

          OPERATING

          The Company leases its facilities and certain office equipment under agreements classified as operating leases expiring through 2014. Rent expense which includes various monthly rentals for the years ended December 31, 2004 and 2003, totaled $138,910 and $73,438, respectively. Future minimum lease payments at December 31, 2004 are as follows:

                               2005        $100,575
                               2006         100,330
                               2007          94,362
                               2008          94,362
                               2009         106,635
                         2010 and beyond    501,886
                                           --------
                                           $998,150
                                           ========

          CAPITAL

          The Company also leases certain equipment under capital leases including the lease with a major shareholder entered into in 2001. The future minimum lease payments, by year, with the present value of such payments, as of December 31, 2004 is as follows:

                                          RELATED
                                           PARTY     OTHER
                                          -------   -------
2005                                      $75,790   $37,485
2006                                           --    23,375
2007                                           --     9,288
2008                                           --     7,555
2009                                           --     5,037
                                          -------   -------
Total minimum lease payments               75,790    82,740
Less amount representing interest           7,362    10,284
                                          -------   -------
Present value of minimum lease payments    68,428    72,456
Less current portion                       68,428    33,522
                                          -------   -------
Long-term capital lease obligations       $    --   $38,934
                                          =======   =======

          The equipment under capital lease at December 31, 2004 is included in the accompanying balance sheet under the following captions:

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. LEASE OBLIGATIONS (CONTINUED)

                                RELATED
                                 PARTY      OTHER
                                -------   --------
Machinery and equipment         $68,428   $144,406
Less accumulated depreciation    34,214     53,038
                                -------   --------
Net book value                  $34,214   $ 91,368
                                =======   ========

          These assets are amortized over three to seven years using the straight-line method and amortization is included in depreciation expense.

          Amortization expense totaled $18,070 and $13,987 for the years ended December 31, 2004 and 2003, respectively.

NOTE 6. RELATED PARTY NOTES PAYABLE

          Effective December 31, 2000, the Company converted accounts payable and accrued interest payable to a certain major shareholder totaling $132,270 to a note payable shareholder. The same shareholder converted $50,000 of accounts payable in March 2002 to the note payable. The note provides for monthly payments of principal of $2,000 per month for the period of February 1, 2001 through December 1, 2002 and, thereafter, in monthly installments of $4,000 for principal until the entire outstanding balance is paid in full. The balance of the note was $168,270 at December 31, 2004. There was $4,000 paid in 2001 and there were no principal payments made on this note after 2001. Interest is based upon the Prime Commercial Rate. Prime was 5.25% and 4.00% at December 31, 2004, and 2003, respectively. Interest expense on this note charged to operations was $5,143 and $6,456 for the years ended December 31, 2004 and 2003, respectively.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY NOTES PAYABLE (CONTINUED)

          The Company completed two private financing transactions in 2003 including (i) the issuance of convertible promissory notes in the aggregate amount of $600,000 and 122,000 warrants to purchase shares of common stock in exchange for $600,000 in cash and (ii) the redemption of the Company's entire $129,770 obligation on its Series A redeemable convertible preferred stock in exchange for convertible promissory notes in the aggregate amount of $129,770, which represented the face amount of the preferred stock plus accrued and unpaid dividends and interest, and 26,302 warrants to purchase shares of common stock. Four present shareholders invested the $600,000 of new money in the Company. $500,000 in cash and the redemption of the Series A redeemable preferred stock was received and recorded on June 30, 2003. $100,000 in cash was received and recorded on July 1, 2003. The Company used $100,000 of the note proceeds to pay off its bank line of credit which terminated on June 30, 2003, and the remainder to finance its move to the new facility and general corporate purposes.

          During second quarter 2004, the Company completed equity financing of at least $500,000 prior to June 30, 2004, thereby requiring the principal and accrued interest on the convertible promissory notes totaling $754,846 to convert to equity. Pursuant to the terms of the promissory notes the promissory notes converted to common stock, without par value, at a rate of $2.40 per share and entitled the holders of the promissory notes to receive warrants under the same terms as provided in the 2004 private equity financing. Therefore, the Company has recorded the debt conversion in accordance with SFAS #84 - "Induced Conversions of Convertible Debt" which requires recognition of an expense equal to the fair value of the additional securities issued with conversion. The Company expensed $175,362 of debt conversion expense in the second quarter 2004.

          In November of 2004 a director agreed to loan the Company up to $200,000 for working capital, which may be drawn by the Company in increments of $50,000. The loan is repayable on November 1, 2005, and may be repaid earlier without prepayment penalty upon 15 days prior written notice. The interest rate is Huntington National Bank's prime rate plus two percentage points and interest will accrue and compound monthly. The loan is secured by the Company's assets and is perfected by the filing of a UCC-1 financing statement. The director will receive 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009, for each $50,000 increment drawn on the loan. The director has the option to convert the loan balance (principal and accrued and unpaid interest) to equity at any time before repayment, at the same price and terms as any equity financing of the Company equal to or in excess of $200,000. On November 3, 2004, $100,000 was drawn on the loan. On January 7, 2005, an additional $50,000 was drawn on the loan. Due to the debt issued with common stock warrants, $19,860 was assigned to the warrants and allocated to additional paid-in capital. Accretion expense of $3,315 is included in interest expense in the Statement of Operations.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMON AND PREFERRED STOCK

          COMMON STOCK

          During 2004 the Company raised $707,115 in net proceeds for the issuance of common stock through the sale of approximately 300 Units. A unit consisted of 1,000 shares of the Company's common stock without par value and a warrant to purchase 200 shares of Common Stock at $2.88 per share until May 31, 2009. The Units were offered to accredited investors at a price of $2,400 per unit. Of the net proceeds, the warrants were valued at $110,908, which was recorded as additional paid-in capital. 300,084 shares of common stock and 60,017 common stock warrants valued at $2.88 were issued for the sale of these units.

          The related party debt described in Note 6 had a conversion feature if the Company completed an equity financing of $500,000. With the above sale of units, debt and accrued interest totaling $754,846 was converted to equity during 2004. Pursuant to the terms of the promissory notes the promissory notes converted to common stock, without par value, at a rate of $2.40 per share and entitled the holders of the promissory notes to receive warrants under the same terms as provided in the 2004 private equity financing. With the change in terms of the debt when converted to equity, the Company recorded the debt conversion in accordance with SFAS #84 - "Induced Conversions of Convertible Debt" which required recognition of an expense equal to the fair value of the additional securities issued with conversion, which totaled $175,363. Of the total debt converted as repriced for the conversion, $563,730 was allocated to common stock and $366,478 was allocated to additional paid-in capital. 314,520 shares of common stock and 62,900 common stock warrants valued at $2.88 were issued for the debt and accrued interest.

          During 2004, 17,500 warrants valued at $2.88 were issued to a third party consultant for services rendered during the year. The warrants were valued at $35,586. Of the total value, $26,690 was allocated to additional paid-in capital for consulting services rendered during 2004 and $8,896 was netted against the proceeds raised in the sale of the units in 2004.

          During 2004, 1,500 stock options were exercised resulting in proceeds of $3,500. The exercise price for these options ranged from $2.00 to $2.50.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMON AND PREFERRED STOCK (CONTINUED)

          PREFERRED STOCK

          Shares of preferred stock authorized and outstanding at December 31, 2004 are as follows:

                               SHARES        SHARES
                             AUTHORIZED   OUTSTANDING
                             ----------   -----------
Cumulative Preferred Stock    10,000           --
Voting Preferred Stock       125,000           --
Non-Voting Preferred Stock   125,000(a)    25,185(b)

(a) Includes 700 shares of Series A Preferred Stock and 100,000 shares of Series B Preferred Stock authorized for issuance.

(b) Includes 25,185 shares of Series B Preferred Stock outstanding at December 31, 2004.

          In June 1995, the Company completed an offering of 215 shares of $1,000 stated value 1995 Series A 10% non-voting convertible preferred stock. In January 1996, the Company completed an offering of 70,000 shares of $10 stated value 1995 Series B 10% non-voting convertible preferred stock. The Series A shares are convertible to common shares at the rate of $6.00 per share and Series B shares at the rate of $5.00 per share. At the Company's option, Series A and Series B shares are redeemable at 103% after the respective third anniversary dates.

          The Company redeemed the Series A preferred stock in 2003 (see note
          6). During 2004 and 2003, no Series B cash dividends were paid. At December 31, 2004 the Company has accrued dividends on Series B preferred stock of $50,370, which is included in convertible preferred stock, Series B on the balance sheet at December 31, 2004.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMON AND PREFERRED STOCK (CONTINUED)

EARNINGS PER SHARE

          At December 31, 2004 and 2003, all outstanding common stock equivalents which include preferred stock, Series B, employee and director stock options and warrants are antidilutive due to the net loss.

                                          DECEMBER 31,   DECEMBER 31,
                                              2004           2003
                                          ------------   ------------
                     Options                 475,250        395,500
                     Warrants                392,648        308,302
                     Preferred Series B       50,370         50,370
                                             -------        -------
                                             918,268        754,172
                                             =======        =======

          The following data show the amounts used in computing income (loss) per share (EPS) and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                    2004         2003
                                                -----------   ----------
Loss applicable to common shareholders
   used in basic EPS and diluted EPS            $(1,125,007)  $ (746,061)
                                                ===========   ==========
Weighted average number of common shares
   used in EPS                                    2,212,884    1,823,256
Effect of dilutive securities:
Stock options and warrants                               --           --
                                                -----------   ----------
Weighted number of common shares and dilutive
   potential common stock used in diluted EPS     2,212,884    1,823,256
                                                ===========   ==========

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8. STOCK OPTION PLANS

          On September 29, 1995, the Company adopted the 1995 Stock Option Plan (the 1995 Plan) as incentive to key employees, directors and consultants under which options to purchase up to 900,000 shares of the Company's common stock may be granted, subject to the execution of stock option agreements. Incentive stock options may be granted to key associates of the Company and non-statutory options may be granted to directors who are not employees and to consultants and advisors who render services to the Company. Options may be exercised for periods up to 10 years from the date of grant at prices not less than 100% of fair market value on the date of grant.

          The cumulative status at December 31, 2004 and 2003 of options granted and outstanding, as well as options which became exercisable in connection with the Stock Option Plans is summarized as follows:

          EMPLOYEE STOCK OPTIONS

                                                    WEIGHTED
                                                     AVERAGE
                                           STOCK    EXERCISE
                                          OPTIONS     PRICE
                                          -------   --------
Outstanding at December 31, 2002          397,550     $1.94
   Granted                                 10,000      1.00
   Exercised                                   --        --
   Expired                                (54,700)     2.96
   Forfeited                              (94,350)     1.86
                                          -------     -----
Outstanding at December 31, 2003          258,500      1.67
   Granted                                 70,000      2.78
   Exercised                                   --        --
   Expired                                     --        --
   Forfeited                              (17,250)     2.17
                                          -------     -----
Outstanding at December 31, 2004          311,250     $1.89
                                          =======     =====
Shares exercisable at December 31, 2003   150,850     $1.68
Shares exercisable at December 31, 2004   149,100     $1.73

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8. STOCK OPTION PLANS (CONTINUED)

          NON-EMPLOYEE DIRECTOR STOCK OPTIONS

                                                     AVERAGE
                                           STOCK    EXERCISE
                                          OPTIONS     PRICE
                                          -------   --------
Outstanding at December 31, 2002          107,000     $2.14
   Granted                                 30,000      1.00
   Exercised                                   --        --
   Expired                                     --        --
   Forfeited                                   --        --
                                          -------     -----
Outstanding at December 31, 2003          137,000      1.89
   Granted                                 30,000      2.60
   Exercised                               (1,500)     2.33
   Expired                                 (1,500)     2.50
   Forfeited                                   --        --
                                          -------     -----
Outstanding at December 31, 2004          164,000     $2.01
                                          =======     =====
Shares exercisable at December 31, 2003   101,000     $2.14
Shares exercisable at December 31, 2004   131,000     $1.87

     Exercise prices for options range from $1.00 to $3.00 for options at December 31, 2004. The weighted average option price for all options outstanding is $1.93 with a weighted average remaining contractual life of
     6.9 years.

     The weighted average fair values at date of grant for options granted during 2004 and 2003 were $2.73 and $1.00, respectively, and were estimated using the Black-Scholes option valuation model with the following weighted average assumptions:

                           2004     2003
                          ------   ------
Expected life in years       6.9      7.3
Interest rate                  5%       5%
Volatility                106.27%  110.67%
Dividend yield                 0%       0%

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANTS ISSUED

          The Company issued warrants to purchase common stock of the Company at $2.50 (fair market value at date of grant) per common share for 150,000 shares of common stock in connection with subordinated notes issued to certain shareholders. The warrants are 100% vested and expire on January 7, 2010, ten years from the date of grant.

          The Company issued 148,302 warrants to purchase common stock of the Company at $1.00 (above fair market value at date of grant) per common share to purchase 148,302 shares of common stock, subject to vesting, in connection with promissory notes payable issued to certain shareholders. As a result of the conversion of the promissory notes on May 13, 2004, no additional vesting accrues and the number of shares of common stock issuable under the warrants was fixed at 84,930. The warrants expire on June 30, 2008, five years from the date of grant.

          The Company issued 10,000 warrants to purchase common stock of the Company at $1.00 (above fair market value at date of grant) per common share for 10,000 shares of common stock related to a lease guarantee provided to the Company by a shareholder. The warrants vest according to the following schedule: (1) 4,600 vest on the date of grant; and
          (2) 5,400 vest 150 per month for 36 months. As of December 31, 2004, 7,300 warrants to purchase 7,300 shares of common stock had vested. The warrants expire on June 30, 2008, five years from the date of grant.

          The Company issued 122,918 warrants to purchase common stock of the Company at $2.88 (above fair market value at date of grant) per common share for 122,918 shares of common stock to certain shareholders in connection with equity financing received by the Company in a private equity offering between May 13, 2004 and August 2, 2004. The warrants expire on May 31, 2009.

          The Company issued 17,500 warrants to purchase common stock of the Company at $2.88 (above fair market value at date of grant) per common share for 17,500 shares of common stock to a consultant in consideration for business development and strategic planning services provided to the Company. The warrants expire on May 31, 2009.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANTS ISSUED (CONTINUED)

          The Company issued 20,000 warrants to purchase common stock of the Company at $2.50 (above fair market value at date of grant) per common share for 20,000 shares of common stock, subject to vesting, to a certain director of the Company in connection with a revolving promissory note for $200,000 issued on November 3, 2004. The warrants vest in increments of 5,000 for every $50,000 increment drawn on the revolving promissory note. As of December 31, 2004, 10,000 warrants to purchase 10,000 shares of common stock had vested, which expire November 2009.

NOTE 10. INCOME TAXES

          Deferred tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. Significant components of the Company's deferred tax assets and liabilities are as follows at December 31:

                                        2004
                                     ----------
Deferred tax assets
   NOL Carryforward                  $2,607,000
   UNICAP                                31,000
   Allowance for doubtful accounts       13,000
   Reserve for obsolete inventory        44,000
   Property and equipment               (43,000)
                                     ----------
                                      2,652,000
Valuation allowance                   2,652,000
                                     ----------
Net                                  $       --
                                     ==========

          A valuation allowance has been recorded against the realizability of the net deferred tax asset, such that no value is recorded for the asset in the accompanying financial statements. The valuation allowance totaled $2,652,000 and $2,328,000 at December 31, 2004 and 2003, respectively.

          The Company has net operating loss carryovers available for federal and state tax purposes of approximately $6,859,000, which expire in varying amounts through 2024.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10. INCOME TAXES (CONTINUED)

          For the years ended December 31, 2004 and 2003, a reconciliation of the statutory rate and effective rate for the provisions for income taxes consists of the following:

                           PERCENTAGE
                         -------------
                          2004    2003
                         -----   -----
Federal statutory rate   (34.0)  (34.0)
Valuation allowance       34.0    34.0
                         -----   -----
Effective rate              --%     --%
                         =====   =====

          The expense (benefit) for income taxes consists of the following:

                   2004   2003
                   ----   ----
Current expense     $--    $--
Deferred expense     --     --
                    ---    ---
Total               $--    $--
                    ===    ===

NOTE 11. RELATED PARTY TRANSACTIONS

          Sales to a related party amounted to $0 and $17,999 during 2004 and 2003, respectively.

          The Company has trade payables, shareholders of $7,920 pertaining to reimbursement for purchase of goods and services obtained for Company purposes.

          Interest expense, shareholders was $22,407 and $23,206 for the years ended December 31, 2004 and 2003, respectively.

          For additional information regarding related party transactions, see Notes 5, 6 and 9.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

          The fair value of financial instruments represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

          The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

          - Cash and cash equivalents, short-term debt and current maturities of long-term debt: Amounts reported in the balance sheet approximate fair market value due to the short maturity of these instruments.

          - Long-term capital lease obligations: Amounts reported in the balance sheet approximate fair value as the interest rates on these obligations range from 4.5% to 8.0%.

          - Note payable shareholders: Amounts reported in the balance sheet represent debt to major shareholders. Amounts reported in the balance sheet approximate fair market value, as the interest rates range from prime to prime plus two percentage points.

NOTE 13. FOURTH QUARTER ADJUSTMENTS

          The Statement of Operations includes adjustments for the fourth quarter of 2003 for an inventory write-down of $133,015. This adjustment contains two components. Inventory for some finished goods and work-in-process were reduced to the lower of cost or market for a reduction of pricing that began declining in 2003. The lower of cost or market adjustment totaled $64,537.

          Additionally, management, in the fourth quarter of 2003, reviewed inventory for obsolete items and inventory items that are no longer used in the manufacturing process. This review process was in excess of the inventory reserve on the books and resulted in an inventory write-down of $68,488.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 14. SUBSEQUENT EVENT PROMISSORY NOTE DRAW

          The Company drew $50,000 on a promissory note from a director in the amount of $50,000 on January 7, 2005. The principal sum and any accrued and unpaid interest is payable in full on November 1, 2005. The interest rate is equal to two percentage points (2%) in excess of the Prime Commercial Rate. The director will receive 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. The director has the option to convert the loan balance (principal and accrued and unpaid interest) to equity at any time before repayment, at the same price and terms as any equity financing of the Company equal to or in excess of $200,000.

NOTE 15. ASSET RETIREMENT OBLIGATION

          Included in machinery and equipment is various production equipment, which per the Company's building lease, is required to be removed upon termination of the lease. Included in accrued expenses in the accompanying balance sheet is the asset retirement obligation that represents the expected present value of the liability to remove this equipment. There are no assets that are legally restricted for purposes of settling this asset retirement obligation.

          The Company recorded a cumulative effect of a change in accounting as a charge to loss from operations of $15,866 on January 1, 2003 for amortization of the related asset recorded for these costs. Following is a reconciliation of the aggregate retirement liability associated with the Company's obligation to dismantle and remove the machinery and equipment associated with its lease of its previous facility. The Company moved from this facility in first quarter 2004.

Balance at December 31, 2003                        $ 30,236

Increase in present value of the obligation
   (accretion expense in the corresponding amount
   charged against earnings)                           3,312
   Liabilities settled                               (21,218)
                                                    --------
Balance at December 31, 2004                        $ 12,330
                                                    ========

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 16. GOING CONCERN

          The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained recurring losses from operations and negative cash flow from operations, which raise substantial doubt of ability to continue as a going concern. The Company has approximately $47,000 of unrestricted cash on hand at December 31, 2004 and received additional debt financing of $50,000 subsequent to year-end. These funds are required for operations in first quarter 2005. The Company expects to draw the remaining $50,000 during the first half of 2005 to fund operations. Management is investigating additional equity funding from several sources to fund its operations for the balance of 2005. The Company plans to raise equity capital through a private placement beginning in 2005 to fund operations and planned growth.

          In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to find additional source of funds and the success of future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 17. CONTINGENCY

          On October 29, 2004 a complaint was filed in the Franklin County Court of Common Pleas against the Company by Mr. Cavin Carmell, dba University Area Rentals ("University Area Rentals"). The complaint alleges that the Company left its former leased premises in disrepair and violated the terms of its lease. The case is in the early stages of discovery and trial is set for October 2005. Based upon the informal discovery provided by University Area Rentals, an estimate of damages claimed is between $50,000 and $100,000. The Company intends to vigorously defend itself against the claim.

SUPERCONDUCTIVE COMPONENTS, INC.
BALANCE SHEETS AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004

                                                        SEPTEMBER 30,   DECEMBER 31,
                                                            2005           2004
                                                        -------------   ------------
                                                         (UNAUDITED)
CURRENT ASSETS
   Cash                                                  $   210,344    $    47,095
   Cash, restricted for equipment                                 --        142,968
   Accounts and notes receivable
      Trade, less allowance for doubtful
      accounts of $22,663 and $33,176 respectively           286,964        167,394
      Employees                                                   --            100
Inventories                                                  597,501        535,171
Prepaid expenses                                              32,351         12,626
                                                         -----------    -----------
   Total current assets                                    1,127,160        905,354
                                                         -----------    -----------

PROPERTY AND EQUIPMENT, AT COST
   Machinery and equipment                                 2,207,705      2,143,791
   Furniture and fixtures                                     23,643         22,586
   Leasehold improvements                                    284,072        280,791
   Construction in progress                                   25,944         52,048
                                                         -----------    -----------
                                                           2,541,364      2,499,216
   Less accumulated depreciation                          (1,789,171)    (1,641,356)
                                                         -----------    -----------
                                                             752,193        857,860
                                                         -----------    -----------

OTHER ASSETS
   Deposits                                                    8,755          8,755
   Intangibles                                                34,754         37,070
                                                         -----------    -----------
      Total other assets                                      43,509         45,825
                                                         -----------    -----------
TOTAL ASSETS                                             $ 1,922,862    $ 1,809,039
                                                         ===========    ===========

CONTINUED

   The accompanying notes are an integral part of these financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
BALANCE SHEETS AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004 (CONTINUED)

                                                                           SEPTEMBER 30,   DECEMBER 31,
                                                                                2005           2004
                                                                           -------------   ------------
                                                                            (UNAUDITED)
CURRENT LIABILITIES
   Capital lease obligation, current portion                                $    26,677    $    33,522
   Capital lease obligation, shareholder, current portion                        68,428         68,428
   Note payable shareholders, current portion                                   564,197        252,886
   Accounts payable                                                             424,260        230,097
   Accounts payable, shareholders                                                 7,920          7,920
   Accrued contract expenses                                                    177,301        318,939
   Accrued personal property taxes                                               41,007         47,671
   Accrued interest, shareholders                                                64,952         31,891
   Deferred contract revenue                                                      8,072         83,739
   Accrued expenses                                                              82,090        113,043
                                                                            -----------    -----------
      Total current liabilities                                               1,464,904      1,188,136
                                                                            -----------    -----------
CAPITAL LEASE OBLIGATION, NET OF
CURRENT PORTION                                                                  20,807         38,935
                                                                            -----------    -----------
COMMITMENTS AND CONTINGENCIES                                                        --             --
                                                                            -----------    -----------
SHAREHOLDERS' EQUITY
   Convertible preferred stock, Series B, 10%
      cumulative, nonvoting, no par value, $10 stated value, optional
      redemption at 103%; 25,185 issued and outstanding                         328,664        309,776
   Common stock, no par value, authorized 15,000,000 shares;
      2,507,360 and 2,439,360 shares issued and outstanding,
      respectively                                                            7,677,653      7,541,653
   Additional paid-in capital                                                   559,675        558,674
   Accumulated deficit                                                       (8,128,841)    (7,828,135)
                                                                            -----------    -----------
                                                                                437,151        581,968
                                                                            -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 1,922,862    $ 1,809,039
                                                                            ===========    ===========

         See accompanying notes to the consolidated financial statements

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                          -----------------------------   -----------------------------
                                          SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                              2005             2004            2005            2004
                                          -------------   -------------   -------------   -------------
SALES REVENUE                              $  953,494      $  366,072      $2,064,122      $1,422,716
CONTRACT RESEARCH REVENUE                      67,717          84,766         245,683         199,061
                                           ----------      ----------      ----------      ----------
                                            1,021,211         450,838       2,309,805       1,621,777
                                           ----------      ----------      ----------      ----------
COST OF SALES REVENUE                         736,336         387,197       1,586,752       1,250,228
COST OF CONTRACT RESEARCH                      67,717          91,607         245,683         214,738
                                           ----------      ----------      ----------      ----------
                                              804,053         478,804       1,832,435       1,464,966
                                           ----------      ----------      ----------      ----------
GROSS MARGIN                                  217,158         (27,966)        477,370         156,811
GENERAL AND ADMINISTRATIVE EXPENSES           171,973         174,601         544,177         667,601
SALES AND PROMOTIONAL EXPENSES                 56,584          51,942         167,518         185,112
                                           ----------      ----------      ----------      ----------
LOSS FROM OPERATIONS                          (11,399)       (254,509)       (234,325)       (695,902)
                                           ----------      ----------      ----------      ----------
OTHER INCOME (EXPENSE)
   Interest income                                803             849           1,473           1,599
   Interest expense                           (27,193)         (2,132)        (67,402)        (19,778)
   Debt Conversion Expense                         --              --              --        (175,362)
   Gain (loss) on disposal of equipment            --              40             250          (2,141)
   Miscellaneous, net                            (234)           (457)           (702)         (1,372)
                                           ----------      ----------      ----------      ----------
                                              (26,624)         (1,700)        (66,381)       (197,054)
                                           ----------      ----------      ----------      ----------
LOSS BEFORE PROVISION FOR INCOME TAX          (38,023)       (256,209)       (300,706)       (892,956)
INCOME TAX EXPENSE                                 --              --              --              --
                                           ----------      ----------      ----------      ----------
NET LOSS                                      (38,023)       (256,209)       (300,706)       (892,956)
DIVIDENDS ON PREFERRED STOCK                   (6,297)         (6,296)        (18,889)        (18,888)
                                           ----------      ----------      ----------      ----------
LOSS APPLICABLE TO COMMON SHARES           $  (44,320)     $ (262,505)     $ (319,595)     $ (911,844)
                                           ==========      ==========      ==========      ==========
EARNINGS PER SHARE - BASIC AND DILUTED
   (Note 2)
NET LOSS PER COMMON SHARE BEFORE
   DIVIDENDS ON PREFERRED STOCK
   Basic                                   $    (0.02)     $    (0.11)     $    (0.12)     $    (0.42)
                                           ==========      ==========      ==========      ==========
   Diluted                                 $    (0.02)     $    (0.11)     $    (0.12)     $    (0.42)
                                           ==========      ==========      ==========      ==========
NET LOSS PER COMMON SHARE AFTER
   DIVIDENDS ON PREFERRED STOCK
   Basic                                   $    (0.02)     $    (0.11)     $    (0.13)     $    (0.43)
                                           ==========      ==========      ==========      ==========
   Diluted                                 $    (0.02)     $    (0.11)     $    (0.13)     $    (0.43)
                                           ==========      ==========      ==========      ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                    2,467,686       2,434,947       2,448,906       2,137,667
                                           ==========      ==========      ==========      ==========
   Diluted                                  2,467,686       2,434,947       2,448,906       2,137,667
                                           ==========      ==========      ==========      ==========

        See accompanying notes to the consolidated financial statements.

SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                   2005            2004
                                                              -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                     $(300,706)      $(892,956)
                                                                ---------       ---------
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation and accretion                                  151,798         153,265
      Amortization                                                  2,316           2,316
      Warrants issued for consulting                                   --          35,586
      Debt conversion expense                                          --         175,362
      (Gain) loss on disposal of equipment                           (250)          2,141
      Inventory reserve                                            (9,968)         (6,057)
      Provision for doubtful accounts                              10,513          18,000
      Changes in operating assets and liabilities:
         (Increase) decrease in assets:
            Accounts receivable                                  (129,983)        (21,331)
            Inventories                                           (52,361)        (57,527)
            Prepaid expenses                                      (19,725)         18,629
            Other assets                                               --            (891)
         Increase (decrease) in liabilities:
            Accounts payable                                      194,163          36,319
            Accrued expenses and deferred revenue                (193,145)        295,577
                                                                ---------       ---------
               Total adjustments                                  (46,642)        651,389
                                                                ---------       ---------
                  Net cash used by operating activities          (347,348)       (241,567)
                                                                ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds on sale of equipment                                      250           1,602
   Purchases of property and equipment                            (43,648)       (424,546)
                                                                ---------       ---------
                  Net cash used in investing activities           (43,398)       (422,944)
                                                                ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable, shareholders                       300,000         150,000
   Principal payments on notes payable, shareholders                   --        (150,000)
   Proceeds from exercise of common stock options                      --           3,500
   Proceeds from sale of common stock                             136,000         707,115
   Principal payments on capital lease obligations                (24,973)        (29,136)
                                                                ---------       ---------
                  Net cash provided by financing activities       411,027         681,479
                                                                ---------       ---------

   The accompanying notes are an integral part of these financial statements.

CONTINUED
SUPERCONDUCTIVE COMPONENTS, INC.
STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

                                                           SEPTEMBER 30,   SEPTEMBER 30,
                                                                2005            2004
                                                           -------------   -------------
NET INCREASE IN CASH                                          $ 20,281        $ 16,968
CASH - Beginning of period                                     190,063         266,940
                                                              --------        --------
CASH - End of period                                          $210,344        $283,908
                                                              ========        ========
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
   Cash paid during the years for:
      Interest, net                                           $  3,140        $  4,055
      Income taxes                                            $     --        $     --

SUPPLEMENTAL DISCLOSURES OF NONCASH
   FINANCING ACTIVITIES
   Property and equipment was purchased by capital lease      $     --        $ 46,494
   Note payable converted to equity                           $     --        $729,700
   Accrued interest converted to equity                       $     --        $ 25,491

     See accompanying notes to the consolidated financial statements.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS ORGANIZATION AND PURPOSE

          Superconductive Components, Inc. (the "Company") is an Ohio corporation that was incorporated in May 1987. The Company was formed to develop, manufacture and sell materials using superconductive principles. Operations have since been expanded to include the manufacture and sale of non-superconductive materials. The Company's domestic and international customer base is primarily in the thin film battery, high temperature superconductor, photonics and optical coatings industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation of the results of operations for the periods presented have been included. The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2004. Interim results are not necessarily indicative of results for the full year.

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          EQUIPMENT PURCHASED WITH GRANT/CONTRACT FUNDING

          The Company received a grant of $545,435 in 2004 from the Ohio Department of Development's Third Frontier Action Fund (TFAF) for the purchase of equipment related to the grant's purpose. Additionally, the Company received $27,500 as part of its contract with the Department of Energy for the purchase of equipment related to the contract's purpose. The Company has elected to record the funds disbursed as a contra asset; therefore, the assets are not reflected in the Company's financial statements. As assets are purchased, the liability initially created when the cash was received is reduced with no revenue being recognized or fixed asset recorded on the balance sheet. At September 30, 2005, the Company has disbursed the entire $545,435. The grant and contract both provide that as long as the Company performs in compliance with the grant/contract, the Company retains the rights to the equipment. Management states that the Company will be in compliance with the requirements and, therefore, will retain the equipment at the end of the contract/grant.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          STOCK BASED COMPENSATION

          The Company's pro forma information for the nine months ended September 30, 2005 and 2004 in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" is provided below. For purposes of pro forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period. The following table compares the 2005 and 2004 results as reported to the results had the Company adopted the expense recognition provisions of SFAS #123.

                                        September 30,   September 30,
                                             2005            2004
                                        -------------   -------------
Net loss applicable to common shares:
As reported                               $(319,595)      $(911,844)
Stock-based compensation, net of tax         (9,514)         (4,678)
                                          ---------       ---------
Pro forma net loss under SFAS #123        $(329,109)      $(916,522)
                                          =========       =========

Basic and diluted loss per share:
As reported                               $   (0.13)      $   (0.43)
Pro forma under SFAS #123                 $   (0.13)      $   (0.43)

          For the periods ended September 30, 2005 and 2004, there was no stock-based employee compensation cost included in the determination of net loss as reported.

NOTE 3. INVENTORY

          Inventory is comprised of the following:

                                        SEPTEMBER 30,   DECEMBER 31,
                                             2005           2004
                                        -------------   ------------
                                         (unaudited)
Raw materials                             $ 339,586      $ 340,148
Work-in-progress                            190,909        142,390
Finished goods                              172,568        168,163
Inventory reserve                          (105,562)      (115,530)
                                          ---------      ---------
                                          $ 597,501      $ 535,171
                                          =========      =========

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4. COMMON STOCK AND STOCK OPTIONS

          The following options were granted under the 1995 Stock Option Plan during the nine months ended September 30, 2005:

 GRANT DATE     # OPTIONS GRANTED   OPTION PRICE
-------------   -----------------   ------------
March 7, 2005         90,000            $2.40

NOTE 5. EARNINGS PER SHARE

          Basic income (loss) per share is calculated as income available to common stockholders divided by the weighted average of common shares outstanding. Diluted earnings per share is calculated as diluted income (loss) available to common stockholders divided by the diluted weighted average number of common shares. Diluted weighted average number of common shares has been calculated using the treasury stock method for Common Stock equivalents, which includes Common Stock issuable pursuant to stock options and Common Stock warrants. At September 30, 2005 and 2004, all Common Stock options and warrants are anti-dilutive due to the net loss. The following is provided to reconcile the earnings per share calculations:

                         Three months ended Sept. 30,   Nine months ended Sept. 30,
                         ----------------------------   ---------------------------
                               2005         2004             2005         2004
                            ----------   ----------       ----------   ----------
Loss applicable
   to common shares         $  (44,320)  $ (262,505)      $ (319,595)  $ (911,844)
                            ==========   ==========       ==========   ==========
Weighted average
   common shares
   outstanding - basic       2,467,686    2,434,947        2,448,906    2,137,667
Effect of dilutions -
   stock options                    --           --               --           --
                            ----------   ----------       ----------   ----------
Weighted average
   shares outstanding -
   diluted                   2,467,686    2,434,947        2,448,906    2,137,667
                            ==========   ==========       ==========   ==========

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6. CAPITAL REQUIREMENTS; RISK OF CURTAILMENT OF BUSINESS OPERATIONS

          The Company's accumulated deficit since inception was $8,128,841 (unaudited) at September 30, 2005. The losses have been financed primarily from additional investments and loans by major shareholders and private offerings of common stock and warrants to purchase common stock in 2004 and 2005. The Company cannot assure that it will be able to raise additional capital in the future to fund its operations.

          As of September 30, 2005, cash on-hand was $210,344. Management believes, based on anticipated financing and forecasted sales and expenses, that funding will be adequate to sustain operations through December 2005. During 2004 the Company raised additional funds through offerings of debt and equity. The Company received debt financing of $250,000 in 2004. In 2004, the Company received $517,935 from the State of Ohio's Third Frontier Action Fund to purchase capital equipment required to commercialize the Company's Lithium Thin Film Battery sputtering target-manufacturing process. At September 30, 2005, these funds had been expended.

          In 2004, the Company, in a private placement to eight accredited investors sold 300,084 shares of its common stock, without par value, at a purchase price of $2.40 per share. The total offering price paid in cash was $720,200. As part of the private placement, the accredited investors also received warrants to purchase 60,017 shares of the Company's common stock, without par value, at a purchase price of $2.88 per share. Because the Company completed equity financing of at least $500,000 prior to June 30, 2004, the principal and accrued interest totaling $754,846 due on convertible promissory notes issued on June 30, 2003, converted to 314,519 shares of common stock, without par value, at a conversion rate of $2.40 per share. As part of the conversion, the holders of the convertible promissory notes also received warrants to purchase an aggregate of 62,901 shares of the Company's common stock, without par value, at a purchase price of $2.88 per share.

          In November of 2004 a director agreed to loan the Company up to $200,000 for working capital, to be drawn by the Company in increments of $50,000. The interest rate is Huntington National Bank's prime rate plus 2%, which accrued and compounded monthly. The loan was secured by the Company's assets and perfected by the filing of a UCC-1 financing statement. For each $50,000 increment drawn on the loan the director received 5,000 warrants to purchase the Company's common stock, without par value, at a purchase price of $2.50 per share and exercisable until November 1, 2009. On November 3, 2004, $100,000 was drawn on the loan. An additional $50,000 was drawn on the loan on January 7, 2005 and also on April 1, 2005. The loan balance (principle and accrued interest) was repaid in October 2005.

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6. CAPITAL REQUIREMENTS; RISK OF CURTAILMENT OF BUSINESS OPERATIONS (CONTINUED)

          In April of 2005, the same director who agreed to provide a secured loan for $200,000 to the Company in November 2004, agreed to provide an additional $200,000 secured loan to the Company for working capital. The interest rate of 10% accrued and compounded monthly. On April 14, 2005, $100,000 was drawn on this loan. $100,000 was also drawn on the loan on May 20, 2005. Because the Company completed equity financing of at least $500,000 during the fourth quarter of 2005, the principal and accrued interest totaling $209,110 automatically converted to 104,555 shares of common stock, without par value, at a conversion rate of $2.00 per share. As part of the conversion, the director also received warrants to purchase an aggregate of 26,139 shares of the Company's common stock, without par value, at a purchase price of $3.00 per share.

          In the third quarter of 2005, the Company, in a private placement to three accredited investors sold 68,000 shares of its common stock, without par value, at a purchase price of $2.00 per share. The total offering price paid in cash was $136,000. As part of the private placement, the accredited investors also received warrants to purchase 17,000 shares of the Company's common stock, without par value, at a purchase price of $3.00 per share exercisable until October 2010.

          Through October 14 of the fourth quarter of 2005, the Company, in a private placement to four accredited investors sold 625,000 shares of its common stock, without par value, at a purchase price of $2.00 per share. The total offering price paid in cash was $1,250,000. As part of the private placement, the accredited investors also received warrants to purchase 156,250 shares of the Company's common stock, without par value, at a purchase price of $3.00 per share exercisable until October 2010.

          During October 2005, the Company entered into an agreement with the Estate of Edward R. Funk. The Company was indebted to the Estate in the amount of $188,411.71. The Estate agreed to cancel $188,000 of the indebtedness in exchange for 94,000 shares of common stock and warrants to purchase an additional 23,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the Estate $411.71 in full satisfaction of the remaining amount of the Indebtedness.

          Also, during October 2005, the Company entered into an agreement with the Estate of Ingeborg V. Funk. The Company was indebted to the Estate in the amount of $100,980.21. The Estate agreed to cancel $100,000 of the indebtedness in exchange for 50,000 shares of common stock and warrants to purchase an additional 12,500 shares of common stock at $3.00 per share exercisable until October 2010. The Company transferred to the Estate $980.21 in full satisfaction of the remaining amount of the Indebtedness.

          In addition, during October 2005, the Company entered into an agreement with Porter, Wright, Morris & Arthur LLP (PWMA). The Company is indebted to PWMA for legal services rendered by PWMA to the Company. PWMA agreed to cancel $90,000 of the indebtedness in exchange for 45,000 shares of common stock and warrants to purchase an additional 11,250 shares of common stock at $3.00 per share exercisable until October 2010.

          The Company has incurred substantial operating losses through September 30, 2005, and numerous factors make it necessary for the Company to seek additional capital. In order to

                        SUPERCONDUCTIVE COMPONENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6. CAPITAL REQUIREMENTS; RISK OF CURTAILMENT OF BUSINESS OPERATIONS (CONTINUED)

          support the initiatives envisioned in its business plan, it will need to raise additional funds through the sale of assets, public or private financing, collaborative relationships or other arrangements. The Company's ability to raise additional financing depends on many factors beyond its control, including the state of capital markets, the market price of its common stock and the development or prospects for development of competitive products by others. Because the common stock is not listed on a major stock exchange, many investors may not be willing or allowed to purchase it or may demand steep discounts. The necessary additional financing may not be available or may be available only on terms that would result in further dilution to the current owners of the common stock.

NOTE 7. LEGAL PROCEEDINGS

          On October 29, 2004 a complaint was filed in the Franklin County Court of Common Pleas against the Company by Mr. Cavin Carmell, dba University Area Rentals ("University Area Rentals"). The complaint alleges that the Company left its former leased premises in disrepair and violated the terms of its lease. The case is in the latter stages of discovery and trial is set for May 2006. Based upon the discovery provided by University Area Rentals, an estimate of damages claimed is between $50,000 and $60,000. The Company has been vigorously defending itself against the claim.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

Article 5 of the Company's Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditional upon the director having no reasonable cause to believe that his conduct was unlawful.

Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the Court in which the action, suit or proceeding was brought.

The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he (they) agree to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a Court determines that the director(s) action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors, but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit, or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that a Court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, such persons reasonably entitled to indemnify for such expenses as the Court shall deem proper. The Company currently carries directors and officers insurance in the amount of one million dollars.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration...................................................   $   915.36
Legal Fees and Expenses*...........................................   $   29,000
Accounting Fees*...................................................   $   17,500
Miscellaneous*.....................................................   $    1,700
Total..............................................................   $49,115.36

----------
*    Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

To obtain funding for the payment of debt and other payables, and for capital equipment and general working capital, the Company entered into Subscription Agreements with various accredited investors from August 2, 2005 to October 14, 2005, for the sale of investment units (the "Units"), with each Unit consisting of (i) 1,000 shares of the Company's common stock without par value (the "Common Stock"), and (ii) a warrant to purchase 250 shares of Common Stock at $3.00 per share until October 14, 2010 (the "Warrants"). The Company offered the Units to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), at a price of $2,000 per Unit.

The investors purchased an aggregate of $1,973,110 in Units representing 986,555 shares of Common Stock at a price of $2.00 per share, and warrants to purchase an additional 246,639 shares of Common Stock at $3.00 per share until October 14, 2010. The Company received $1,386,000 in cash from the investors in exchange for the purchase of 693 Units representing (i) 693,000 shares of Common Stock, and (ii) warrants to purchase an additional 173,250 shares of Common Stock. The Company sold an additional 293.6 Units representing (i) 293,555 shares of Common Stock, and (ii) warrants to purchase an additional 73,389 shares of Common Stock, in exchange for the cancellation of an aggregate $587,110 of indebtedness of the Company held by four investors.

The Company granted the investors registration rights with respect to the Common Stock and the shares of Common Stock underlying the Warrants. Pursuant to the terms of the Subscription Agreements, the Company must prepare and file with the Securities and Exchange Commission a Registration Statement covering the shares of Common Stock and the shares of Common Stock underlying the Warrants. The Company also granted the investors piggyback registration rights with respect to the Common Stock and shares of Common Stock underlying the Warrants.

The Company offered and sold the securities to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Act and Rule 506 promulgated thereunder. Each of the investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

During the second quarter ending June 30, 2004, the Company, in a private placement to four accredited investors sold units consisting of 1,000 shares of the Company's common stock without par value and warrants to purchase 200 shares of common stock. The total offering price paid in cash by accredited investors was $620,000 for an aggregate of 258,334 shares of the Company's common stock and warrants an aggregate of 51,666 shares of the Company's common stock, without par value, at a purchase price of $2.88 per share.

In our opinion, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder due to the fact the shares were sold to less than 35 purchasers all of whom were accredited investors. The Company did not use a placement agent or underwriter for the transaction.

ITEM 27. EXHIBITS.

EXHIBIT   EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
3(a)      Certificate of Second Amended and Restated Articles of Incorporation
          of Superconductive Components, Inc. (Incorporated by reference to
          Exhibit 3(a) to the Company's initial Form 10-SB, filed on September
          28, 2000)

3(b)      Restated Code of Regulations of Superconductive Components, Inc.
          (Incorporated by reference to Exhibit 3(b) to the Company's initial
          Form 10-SB, filed on September 28, 2000)

5      *  Opinion of Porter, Wright, Morris & Arthur LLP

10(a)  *  Employment Agreement entered into as of February 26, 2002, between
          Daniel Rooney and the Company

10(b)     Lease Agreement between Superconductive Components, Inc. and Duke
          Realty Ohio dated as of September 29, 2003, with Letter of
          Understanding dated February 17, 2004 (Incorporated by reference to
          Exhibit 10(a) to the Company's Quarterly Report on Form 10-QSB, filed on March 31, 2004)

10(c)     Subcontract Agreement between Superconductive Components, Inc. and The
          Ohio State University effective as of April 1, 2000 (Incorporated by reference to Exhibit 10(b) to the Company's initial Form 10-SB, filed on September 28, 2000)

10(d) Fourth Amended and Restated 1995 Stock Option Plan (Incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (Registration No. 333-97583), filed on August 2, 2002)

10(e)     License Agreement with Sandia Corporation dated February 26, 1996
          (Incorporated by reference to Exhibit 10(f) to the Company's Form
          10-SB Amendment No. 1, filed on January 3, 2001)

10(f)     Nonexclusive License with The University of Chicago (as Operator of
          Argonne National Laboratory) dated October 12, 1995 (Incorporated by reference to Exhibit 10(g) to the Company's Form 10-SB Amendment No.
          1, filed on January 3, 2001)

10(g)     Nonexclusive License with The University of Chicago (as Operator of
          Argonne National Laboratory) dated October 12, 1995 (Incorporated by reference to Exhibit 10(h) to the Company's Form 10-SB Amendment No.
          1, filed on January 3, 2001)

10(h) Department of Energy Award dated January 17, 2003 (Incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form
          10-QSB, filed on November 12, 2003)

10(i) Department of Energy Award dated June 24, 2003 (Incorporated by reference to Exhibit 10(b) to the Company's Quarterly Report on Form
          10-QSB, filed on November 12, 2003)

10(j) Department of Energy Award dated September 29, 2003 (Incorporated by reference to Exhibit 10(c) to the Company's Quarterly Report on Form
          10-QSB, filed on November 12, 2003)

10(k)*    Department of Energy Award dated July 21, 2005

10(l)     Ohio Department of Development Third Frontier Action Fund Award dated
          February 20, 2004 (Incorporated by reference to Exhibit 10(o) to the
          Company's Annual Report on Form 10-KSB, filed on March 30, 2004)

10(m)     Description of the Material Terms of the Superconductive Components,
          Inc. 2005 Executive Bonus Plan (Incorporated by reference to Exhibit
          10 to the Company's Current Report on Form 8-K, filed on April 20,
          2005)

10(n)     Form of Non-Statutory Stock Option Agreement Under the Superconductive
          Components, Inc. Fourth Amended and Restated 1995 Stock Option Plan
          (Incorporated by reference to Exhibit 10.1 to the Company's Current
          Report on Form 8-K, filed on December 22, 2005)

23.1*     Consent of Independent Registered Accounting Firm

23.2 Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 herein)

24*       Powers of Attorney.

----------
*    Filed herewith

ITEM 28. UNDERTAKINGS.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Columbus, Ohio, on February 6, 2006.

                                        SUPERCONDUCTIVE COMPONENTS, INC.


                                        By: /s/ Daniel Rooney
                                            ------------------------------------
                                            Daniel Rooney, President and Chief
                                            Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                       TITLE                          DATE
---------                                       -----                          ----


/s/ Daniel Rooney              President, Chief Executive Officer        February 6, 2006
----------------------------   and Chairman of the Board of Directors
Daniel Rooney                  (principal executive officer)


/s/ Gerald S. Blaskie*         Chief Financial Officer                   February 6, 2006
----------------------------   (principal financial officer and
Gerald S. Blaskie              principal accounting officer)


/s/ Robert J. Baker, Jr.*      Director                                  February 6, 2006
----------------------------
Robert J. Baker, Jr.


/s/ Walter J. Doyle*           Director                                  February 6, 2006
----------------------------
Walter J. Doyle


                               Director                                  February 6, 2006
----------------------------
Robert H. Peitz


/s/ Edward W. Ungar*           Director                                  February 6, 2006
----------------------------
Edward W. Ungar


*By: /s/ Daniel Rooney
     --------------------------------
     Daniel Rooney, Attorney-in fact